[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
                                                                   EXHIBIT 10.36
                             PRODUCT DEVELOPMENT AND
                           COMMERCIALIZATION AGREEMENT
                                     BETWEEN

                         SMITHKLINE BEECHAM CORPORATION
                        DOING BUSINESS AS GLAXOSMITHKLINE
                                       AND
                                 EXELIXIS, INC.
                                   DATED AS OF
                                OCTOBER 28, 2002


ARTICLE 1   DEFINITIONS                                                          2
      1.2  "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.3  "Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.4  "Alliance Managers" . . . . . . . . . . . . . . . . . . . . . . .     2
      1.6  "Artemis" . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
      1.7  "Artemis Agreement" . . . . . . . . . . . . . . . . . . . . . . .     2
      1.8  "Artemis Intellectual Property" . . . . . . . . . . . . . . . . .     2
      1.9  "Back-up Compound". . . . . . . . . . . . . . . . . . . . . . . .     2
     1.10  "Bankruptcy Code" . . . . . . . . . . . . . . . . . . . . . . . .     2
     1.12  "Biotherapeutic Product". . . . . . . . . . . . . . . . . . . . .     3
     1.13  "Biotherapeutic Target" . . . . . . . . . . . . . . . . . . . . .     3
     1.14  "Breaching Party" . . . . . . . . . . . . . . . . . . . . . . . .     3
     1.15  "Calendar Quarter". . . . . . . . . . . . . . . . . . . . . . . .     3
     1.16  "cGMP". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     1.17  "Change of Control" . . . . . . . . . . . . . . . . . . . . . . .     3
     1.20  "Collaboration Committee" . . . . . . . . . . . . . . . . . . . .     3
     1.21  "Collaboration Compound". . . . . . . . . . . . . . . . . . . . .     3
     1.22  "Collaboration Targets" . . . . . . . . . . . . . . . . . . . . .     3
     1.23  "Collaboration Technology". . . . . . . . . . . . . . . . . . . .     4
     1.24  "Combination Product" . . . . . . . . . . . . . . . . . . . . . .     4
     1.25  "Commercialization Liaison" . . . . . . . . . . . . . . . . . . .     4
     1.26  "Commercialization Program" . . . . . . . . . . . . . . . . . . .     4
     1.27  "Commercialization Term". . . . . . . . . . . . . . . . . . . . .     4
     1.28  "Competitive Infringement". . . . . . . . . . . . . . . . . . . .     4
     1.29  "Competitive Product" . . . . . . . . . . . . . . . . . . . . . .     4
     1.31  "Compound Patents". . . . . . . . . . . . . . . . . . . . . . . .     4
     1.32  "Confidential Information". . . . . . . . . . . . . . . . . . . .     4
     1.33  "Contract Year" . . . . . . . . . . . . . . . . . . . . . . . . .     4
     1.34  "Control," "Controls," "Controlled" or "Controlling". . . . . . .     4
     1.35  "Co-promote" or "Co-promotion". . . . . . . . . . . . . . . . . .     5
     1.36  "Co-promotion Right". . . . . . . . . . . . . . . . . . . . . . .     5
     1.37  "Cost of Goods Sold". . . . . . . . . . . . . . . . . . . . . . .     5
     1.39  "Developability Criteria" . . . . . . . . . . . . . . . . . . . .     5
     1.40  "Development Candidate" . . . . . . . . . . . . . . . . . . . . .     5
     1.41  "Development Candidate Liaison" . . . . . . . . . . . . . . . . .     5
     1.42  "Development Candidate Plan". . . . . . . . . . . . . . . . . . .     5
     1.43  "Development Compound". . . . . . . . . . . . . . . . . . . . . .     5
     1.44  "Development Election". . . . . . . . . . . . . . . . . . . . . .     5
     1.45  "Development Information" . . . . . . . . . . . . . . . . . . . .     5
     1.46  "Development Operating Plan" or "DOP" . . . . . . . . . . . . . .     5
     1.47  "Development Program" . . . . . . . . . . . . . . . . . . . . . .     5
     1.48  "Development Term". . . . . . . . . . . . . . . . . . . . . . . .     6
     1.49  "Disclosing Party". . . . . . . . . . . . . . . . . . . . . . . .     6
     1.50  "Drafting Party". . . . . . . . . . . . . . . . . . . . . . . . .     6
     1.51  "Effective Date". . . . . . . . . . . . . . . . . . . . . . . . .     6
     1.52  "EMEA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     1.53  "Employee Agreements" . . . . . . . . . . . . . . . . . . . . . .     6
     1.54  "Encumbered Compound" . . . . . . . . . . . . . . . . . . . . . .     6
     1.55  "Encumbered Target" . . . . . . . . . . . . . . . . . . . . . . .     6
     1.56  "Excluded Targets". . . . . . . . . . . . . . . . . . . . . . . .     6
     1.57  "Executive Officers". . . . . . . . . . . . . . . . . . . . . . .     6
     1.58  "EXEL". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     1.59  "EXEL Biotherapeutic Product" . . . . . . . . . . . . . . . . . .     6
     1.61  "EXEL Know-How" . . . . . . . . . . . . . . . . . . . . . . . . .     6
     1.62  "EXEL Patents". . . . . . . . . . . . . . . . . . . . . . . . . .     7
     1.63  "EXEL Product". . . . . . . . . . . . . . . . . . . . . . . . . .     7
     1.64  "EXEL Technology" . . . . . . . . . . . . . . . . . . . . . . . .     7
     1.65  "Existing Biotherapeutic Target". . . . . . . . . . . . . . . . .     7
     1.66  "Existing Compound" . . . . . . . . . . . . . . . . . . . . . . .     7
     1.67  "Existing Targets". . . . . . . . . . . . . . . . . . . . . . . .     7
     1.68  "Existing Third Party Collaboration". . . . . . . . . . . . . . .     7
     1.69  "Expanded Program Option" . . . . . . . . . . . . . . . . . . . .     7
     1.70  "Extension Period". . . . . . . . . . . . . . . . . . . . . . . .     7
     1.71  "FDA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     1.72  "Field. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     1.73  "First Commercial Sale" . . . . . . . . . . . . . . . . . . . . .     8
     1.74  "First Option Period" . . . . . . . . . . . . . . . . . . . . . .     8
     1.75  "Follow-up Compound". . . . . . . . . . . . . . . . . . . . . . .     8
     1.76  "Future Third Party Collaboration". . . . . . . . . . . . . . . .     8
     1.77  "Gross Margin". . . . . . . . . . . . . . . . . . . . . . . . . .     8
     1.78  "GSK" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     1.80  "GSK Know-How". . . . . . . . . . . . . . . . . . . . . . . . . .     8
     1.82  "GSK Patents" . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     1.84  "GSK Technology". . . . . . . . . . . . . . . . . . . . . . . . .     9
     1.87  "Included Compound" . . . . . . . . . . . . . . . . . . . . . . .     9
     1.88  "IND" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     1.89   "Indemnitee" . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     1.90  "Information" . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     1.91  "Invention" . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     1.92  "Loan Agreement". . . . . . . . . . . . . . . . . . . . . . . . .    10
     1.93  "Licensed Product(s)" . . . . . . . . . . . . . . . . . . . . . .    10
     1.94  "Licensed Product Diligence Plan" . . . . . . . . . . . . . . . .    10
     1.95  "Limited Program Option". . . . . . . . . . . . . . . . . . . . .    10
     1.96  "Losses". . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     1.97  "Major Country" . . . . . . . . . . . . . . . . . . . . . . . . .    10
     1.99  "Marketing Approval". . . . . . . . . . . . . . . . . . . . . . .    10
    1.100  "Marketing Approval Application" or "MAA" . . . . . . . . . . . .    10
    1.102  "Net Sales" . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
    1.103  "Non-breaching Party" . . . . . . . . . . . . . . . . . . . . . .    12
    1.104  "Non-Selected Target" . . . . . . . . . . . . . . . . . . . . . .    12
    1.105  "North America" . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.106  "Oncology Collaborator" . . . . . . . . . . . . . . . . . . . . .    12
    1.108  "Other Field" . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.109  "Party" or "Parties". . . . . . . . . . . . . . . . . . . . . . .    12
    1.110  "Patent". . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.111  "Patent Costs". . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.112  "Patent Subcommittee" . . . . . . . . . . . . . . . . . . . . . .    12
    1.113  "Payee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.114  "Payor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.115  "Person". . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.116  "Pipeline Option Period". . . . . . . . . . . . . . . . . . . . .    12
    1.117  "Pivotal Registration Study". . . . . . . . . . . . . . . . . . .    12
    1.118  "Product" . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    1.119  "Product Acceptance Milestone". . . . . . . . . . . . . . . . . .    13
    1.120  "Product Report". . . . . . . . . . . . . . . . . . . . . . . . .    13
    1.121  "Proposed Biotherapeutic Target". . . . . . . . . . . . . . . . .    13
    1.122  "Proof of Concept Trial" or "PoC Trial" . . . . . . . . . . . . .    13
    1.123  "Prosecuting Party" . . . . . . . . . . . . . . . . . . . . . . .    13
    1.124  "Prosecution and Maintenance" or "Prosecute and Maintain" . . . .    13
    1.125  "Receiving Party" . . . . . . . . . . . . . . . . . . . . . . . .    13
    1.126  "Refused Candidate" . . . . . . . . . . . . . . . . . . . . . . .    13
    1.127  "Regulatory Authority" or "Regulatory Authorities". . . . . . . .    13
    1.128  "Report Date" . . . . . . . . . . . . . . . . . . . . . . . . . .    13
    1.129  "Research and Development Payments" . . . . . . . . . . . . . . .    13
    1.130  "Returned Licensed Product" . . . . . . . . . . . . . . . . . . .    13
    1.131  "Review Subcommittee" . . . . . . . . . . . . . . . . . . . . . .    13
    1.133  "Second Option Period". . . . . . . . . . . . . . . . . . . . . .    14
    1.134  "Stock Purchase Agreement". . . . . . . . . . . . . . . . . . . .    14
    1.135  "Subcommittee". . . . . . . . . . . . . . . . . . . . . . . . . .    14
    1.136  "Subject Transaction" . . . . . . . . . . . . . . . . . . . . . .    14
    1.137  "Sublicensee" . . . . . . . . . . . . . . . . . . . . . . . . . .    14
    1.138  "Subsequent Product Report" . . . . . . . . . . . . . . . . . . .    14
    1.139  "Subsequently Affiliated Company" . . . . . . . . . . . . . . . .    14
    1.140  "Successful PoC Completion" . . . . . . . . . . . . . . . . . . .    14
    1.141  "Target Product Profile". . . . . . . . . . . . . . . . . . . . .    14
    1.142  "Term". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
    1.143  "Territory" . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
    1.144  "Third Party" . . . . . . . . . . . . . . . . . . . . . . . . . .    14
    1.145  "United States" or "U.S." . . . . . . . . . . . . . . . . . . . .    14
    1.146  "Written Disclosure". . . . . . . . . . . . . . . . . . . . . . .    14


ARTICLE 2  OVERSIGHT OF THE COLLABORATION                                       15
      2.1  In General. . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
      2.2  The Collaboration Committee . . . . . . . . . . . . . . . . . . .    15
      2.3  Alliance Managers . . . . . . . . . . . . . . . . . . . . . . . .    18
      2.4  Liaisons. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
      2.5  Biotherapeutic Targets. . . . . . . . . . . . . . . . . . . . . .    18


ARTICLE 3  DEVELOPMENT PROGRAM                                                   19
      3.1  Commencement; Term . . . . . . . . . . . . . . . . . . . . . . . .    19
      3.2  Objectives; Diligence. . . . . . . . . . . . . . . . . . . . . . .    20
      3.3  Development Operating Plan; Development Candidate Plan(s). . . . .    24
      3.4  Development Candidate Liaison. . . . . . . . . . . . . . . . . . .    27
      3.5  Program Option Election. . . . . . . . . . . . . . . . . . . . . .    27
      3.6  Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . .    29
      3.7  Exchange of Information. . . . . . . . . . . . . . . . . . . . . .    30
      3.8  Development Program Funding. . . . . . . . . . . . . . . . . . . .    30
      3.9  Future Acquired Technology . . . . . . . . . . . . . . . . . . . .    32
     3.10  GSK Technology . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     3.11  Subcontracting . . . . . . . . . . . . . . . . . . . . . . . . . .    32


ARTICLE 4  GKS'S ELECTION RIGHTS                                                33
      4.1  Development Election. . . . . . . . . . . . . . . . . . . . . . .    33
      4.2  Product Report. . . . . . . . . . . . . . . . . . . . . . . . . .    33
      4.3  Development Election Options. . . . . . . . . . . . . . . . . . .    33
      4.4  The Discussion Opportunity. . . . . . . . . . . . . . . . . . . .    35


ARTICLE 5  GRANT OF RIGHTS; COMMERCIALIZATION                                   36
      5.1  License Grants. . . . . . . . . . . . . . . . . . . . . . . . . .    36
      5.2  Technology Transfer . . . . . . . . . . . . . . . . . . . . . . .    37
      5.3  Commercialization Program . . . . . . . . . . . . . . . . . . . .    38
      5.4  Competitive Products. . . . . . . . . . . . . . . . . . . . . . .    40
      5.5  Returned Licensed Products. . . . . . . . . . . . . . . . . . . .    41


ARTICLE 6  MILESTONES AND ROYALTIES; PAYMENTS                                   42
      6.1  Upfront Payment to EXEL . . . . . . . . . . . . . . . . . . . . .    42
      6.2  Milestones Payments to EXEL . . . . . . . . . . . . . . . . . . .    42
      6.3  Royalty Payments to EXEL. . . . . . . . . . . . . . . . . . . . .    45
      6.4  Royalty Payments to GSK . . . . . . . . . . . . . . . . . . . . .    48
      6.5  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
      6.6  Audits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
      6.7  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
      6.8  Credit against Payments for Third Party License . . . . . . . . .    51
      6.9  Compulsory Licenses . . . . . . . . . . . . . . . . . . . . . . .    52


ARTICLE 7  EXCLUSIVITY                                                          52
      7.1  EXEL Prohibited Activities. . . . . . . . . . . . . . . . . . . .    52
      7.2  EXEL Permitted Activities . . . . . . . . . . . . . . . . . . . .    52
      7.3  GSK Activities. . . . . . . . . . . . . . . . . . . . . . . . . .    53
      7.4  Existing Third Party Collaborations . . . . . . . . . . . . . . .    53
      7.5  Excluded Compounds. . . . . . . . . . . . . . . . . . . . . . . .    54


ARTICLE 8  OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS                 54
      8.1  Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
      8.2  Patent Costs. . . . . . . . . . . . . . . . . . . . . . . . . . .    56
      8.3  Enforcement Rights. . . . . . . . . . . . . . . . . . . . . . . .    57


ARTICLE 9  CONFIDENTIALITY                                                      58
      9.1  Confidentiality; Exceptions . . . . . . . . . . . . . . . . . . .    58
      9.2  Authorized Disclosure . . . . . . . . . . . . . . . . . . . . . .    59
      9.3  Additional Confidentiality Requirements . . . . . . . . . . . . .    59
      9.4  Termination of Prior Agreement. . . . . . . . . . . . . . . . . .    60
      9.5  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
      9.6  Publications. . . . . . . . . . . . . . . . . . . . . . . . . . .    60


ARTICLE 10  REPRESENTATIONS; WARRANTIES AND COVENANTS                            60
      10.1  Representations and Warranties of Both Parties. . . . . . . . . .    60
      10.2  Representations and Warranties of EXEL. . . . . . . . . . . . . .    61
      10.3  Covenants of EXEL . . . . . . . . . . . . . . . . . . . . . . . .    63
      10.4  Representation and Warranty of GSK. . . . . . . . . . . . . . . .    64
      10.5  Covenants of GSK. . . . . . . . . . . . . . . . . . . . . . . . .    64
      10.6  Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . .    64


ARTICLE 11  INDEMNIFICATION; INSURANCE                                           64
      11.1  Indemnification by GSK. . . . . . . . . . . . . . . . . . . . . .    64
      11.2  Indemnification by EXEL . . . . . . . . . . . . . . . . . . . . .    65
      11.3  Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
      11.4  Complete Indemnification. . . . . . . . . . . . . . . . . . . . .    65
      11.5  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65


ARTICLE 12  TERM AND TERMINATION                                                 66
      12.1  Term; Expiration. . . . . . . . . . . . . . . . . . . . . . . . .    66
      12.2  Termination for Cause; Other Breaches . . . . . . . . . . . . . .    66
      12.3  GSK Unilateral Termination Rights . . . . . . . . . . . . . . . .    67
      12.4  Termination for Insolvency. . . . . . . . . . . . . . . . . . . .    67
      12.5  Effect of Termination upon Certain Payment Terms. . . . . . . . .    67
      12.6  Effect of Termination . . . . . . . . . . . . . . . . . . . . . .    68


ARTICLE 14  MISCELLANEOUS                                                        79
      14.1  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . .    79
      14.2  Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . . .    80
      14.3  Governing Law; Jurisdiction . . . . . . . . . . . . . . . . . . .    80
      14.5  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . .    80
      14.7  Performance Warranty. . . . . . . . . . . . . . . . . . . . . . .    81
      14.8  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . .    81
      14.9  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    81
     14.10  Export Clause . . . . . . . . . . . . . . . . . . . . . . . . . .    82
     14.11  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
     14.12  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . .    83
     14.13  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . .    83
     14.14  Independent Contractors . . . . . . . . . . . . . . . . . . . . .    83
     14.15  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
     14.16  Use of Name . . . . . . . . . . . . . . . . . . . . . . . . . . .    83
     14.17  Books and Records . . . . . . . . . . . . . . . . . . . . . . . .    83
     14.18  Further Actions . . . . . . . . . . . . . . . . . . . . . . . . .    83
     14.19  Parties in Interest . . . . . . . . . . . . . . . . . . . . . . .    83
     14.20  Construction of Agreement . . . . . . . . . . . . . . . . . . . .    83
     14.21  Supremacy . . . . . . . . . . . . . . . . . . . . . . . . . . . .    84
     14.22  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .    84


                                  LIST OF SCHEDULES


               Schedule 1.62 . . . . . . . . . . . . . .  EXEL Patents

               Schedule 1.65 . . . . . . . . . . . . . .  Existing Biotherapeutic Targets

               Schedule 1.66 . . . . . . . . . . . . . .  Existing Compounds

               Schedule 1.67 . . . . . . . . . . . . . .  Existing Targets

               Schedule 1.68 . . . . . . . . . . . . . .  Existing Third Party Collaborations

               Schedule 3.2.3(f) . . . . . . . . . . . .  Minimum Information Requirements for EXEL's Periodic Reports

               Schedule 4.2. . . . . . . . . . . . . . .  Criteria to Be Included in Product Reports

               Schedule 5.1.1. . . . . . . . . . . . . .  Sample GSK Internal Development Activities

               Schedule 6.3.4. . . . . . . . . . . . . .  Examples of Application of Milestone and Royalty Payments


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                             PRODUCT DEVELOPMENT AND
                           COMMERCIALIZATION AGREEMENT

THIS PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT is made as of the 28th day of October, 2002 (the "EFFECTIVE DATE") by and between Exelixis, Inc., a Delaware corporation ("EXEL"), and SmithKline Beecham Corporation, a Pennsylvania corporation, doing business as GlaxoSmithKline ("GSK"). EXEL and GSK are each referred to herein by name or as a "PARTY" or, collectively, as the "PARTIES."
                                    RECITALS

     A. EXEL has developed certain capabilities for the discovery and development of pharmaceutical products for the treatment of human diseases or conditions.

     B. GSK possesses pharmaceutical research, development, manufacturing and commercialization expertise.

     C. GSK desires to engage in a collaborative effort with EXEL, pursuant to which GSK shall partially fund the research costs incurred by EXEL, and EXEL shall engage in a research and development program to discover and develop compounds with demonstrated efficacy in humans (i.e., completion of Phase IIa clinical trials) that will be offered by EXEL to GSK.

     D. At the end of Contract Year Two (as defined below) GSK shall have the ability to select, in its sole discretion, either the Limited Program Option (as defined below) or the Expanded Program Option (as defined below).

     E. From the compounds offered by EXEL hereunder, GSK may accept for further development and commercialization, for any and all uses in the Territory (as defined below), [ * ] compounds in the event GSK [ * ], or [ * ] compounds in the event GSK [ * ], all on the terms and conditions set forth herein.

     F. Upon acceptance of such compounds by GSK, EXEL shall grant to GSK, and GSK shall obtain, an exclusive license in the Territory under this Agreement to make, have made, use, sell, offer for sale and import certain Licensed Products (as defined below) throughout the Territory on the terms and conditions set forth herein.

     G. The Parties acknowledge that any rights GSK acquires under this Agreement, as defined below, will be held by GSK in accordance with GSK's and its group's inter-company agreements, as in effect from time to time.

     H. Contemporaneously with the execution of this Agreement, the Parties have executed: (i) a Stock Purchase and Stock Issuance Agreement (the "STOCK PURCHASE AGREEMENT") under which (A) GSK shall purchase common stock of EXEL; and (B) EXEL shall have the option to sell to GSK additional shares of common stock of EXEL at a certain specified point in time; and (ii) a Loan and Security Agreement (the "LOAN AGREEMENT") under which GSK shall make available a loan against which EXEL may draw down advances during the Development Term (as defined below) of up to an aggregate maximum total of Eighty-Five Million Dollars ($85,000,000) in the event GSK [ * ] or [ * ] in the event GSK [ * ].

     Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth in this Article 1 unless context dictates otherwise:

     1.1     "ACTIVITY  THRESHOLD"  shall  mean[  *  ].

     1.2 "AFFILIATE" shall mean any Person, whether de jure or de facto, which directly or indirectly through one (1) or more intermediaries controls, is controlled by, or is under common control with, a Party to this Agreement. A Person shall be deemed to "control" another Person if it (i) owns, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the Person.

     1.3 "AGREEMENT" shall mean this Product Development and Commercialization Agreement together with the recitals and all exhibits, schedules and attachments hereto.

     1.4  "ALLIANCE  MANAGERS"  shall  have the meaning assigned to such term in
Section  2.3.

     1.5 "ANNUAL RESEARCH AND DEVELOPMENT PAYMENTS" shall have the meaning assigned to such term in Section 3.8.1.

     1.6 "ARTEMIS" shall have the meaning assigned to such term in Section 8.1.1(a).

     1.7 "ARTEMIS AGREEMENT" shall that certain Asset Purchase and Transfer Agreement between Artemis Pharmaceuticals GmbH and Exelixis Deutschland GmbH dated as of December 18, 2001.

     1.8 "ARTEMIS INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in Section 10.2.15.

     1.9  "BACK-UP  COMPOUND"  shall  mean  [  *  ].

     1.10  "BANKRUPTCY  CODE"  shall  have  the meaning assigned to such term in
Section  12.4.2.

     1.11 "BIOTECHNOLOGY COMPANY" shall have the meaning assigned to such term in Section 13.2.2.

     1.12  "BIOTHERAPEUTIC  PRODUCT"  shall  mean  [  *  ].

     1.13  "BIOTHERAPEUTIC  TARGET"  shall  mean  [  *  ].

     1.14  "BREACHING  PARTY"  shall  have  the meaning assigned to such term in
Section  12.2.1.

     1.15 "CALENDAR QUARTER" shall mean a period of three (3) consecutive months ending at midnight, Eastern Time on the last day of March, June, September, or December, respectively.

     1.16 "CGMP" shall mean current Good Manufacturing Practices as defined in Parts 210 and 211 of Title 21 of the U.S. Code of Federal Regulations, as may be amended from time to time, or any successor thereto.

     1.17  "CHANGE  OF  CONTROL"  shall  mean  a  transaction  in  which  [ * ].

     1.18 "CHANGE OF CONTROL COMPOUND" shall have the meaning assigned to such term in Section 13.1.2(f)(i).

     1.19 "CHANGE OF CONTROL LICENSED PRODUCT" shall have the meaning assigned to such term in Section 13.1.2(f)(i).

     1.20 "COLLABORATION COMMITTEE" shall have the meaning assigned to such term in Section 2.2.

     1.21  "COLLABORATION  COMPOUND"  shall  mean  [  *  ].

     1.22  "COLLABORATION  TARGETS"  shall  mean  [  *  ].

     1.23  "COLLABORATION  TECHNOLOGY"  shall  mean  [  *  ].

     1.24 "COMBINATION PRODUCT" shall mean a product that is a preparation incorporating two (2) or more therapeutically active ingredients [ * ]. Notwithstanding the foregoing, ingredients or components other than active ingredients, including without limitation drug delivery vehicles, adjuvants, and excipients, shall not be deemed to be "therapeutically active ingredients," and their presence shall not be deemed to create a Combination Product for purposes of this Section 1.24.

     1.25 "COMMERCIALIZATION LIAISON" shall have the meaning assigned to such term in Section 5.3.4(a).

     1.26 "COMMERCIALIZATION PROGRAM" shall have the meaning assigned to such term in Section 5.3.1.

     1.27 "COMMERCIALIZATION TERM" shall have the meaning assigned to such term in Section 5.3.1.

     1.28 "COMPETITIVE INFRINGEMENT" shall have the meaning assigned to such term in Section 8.3.2.

     1.29  "COMPETITIVE PRODUCT" shall have the meaning assigned to such term in
Section  5.4.1.

     1.30  "COMPOUND INVENTIONS" shall have the meaning assigned to such term in
Section  8.1.1(b).

     1.31 "COMPOUND PATENTS" shall have meaning assigned to such term in Section 8.1.1(b)(i).

     1.32 "CONFIDENTIAL INFORMATION" shall have the meaning assigned to such term in Section 9.1.

     1.33 "CONTRACT YEAR" shall mean a year of 365 days (or 366 days in a leap year) beginning on the Effective Date and ending one (1) year thereafter and so on year-by-year during the Term. "CONTRACT YEAR ONE" shall mean the first such year; "CONTRACT YEAR TWO" shall mean the second such year, and so on, year-by-year.

     1.34 "CONTROL," "CONTROLS," "CONTROLLED" OR "CONTROLLING" shall mean possession by the granting Party of the ability to grant the licenses or sublicenses to the other Party, as provided in this Agreement, without violating the terms of any agreement or other arrangement with any Third Party. A Party shall be deemed to Control Collaboration Technology to the extent of its individual or joint interest therein, as applicable. Notwithstanding the foregoing, for purposes of Sections 6.4.1(a), 6.4.2(c), and 6.4.3, Control shall mean possession of the ability to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with any Third Party.

     1.35 "CO-PROMOTE" OR "CO-PROMOTION" shall mean, with respect to EXEL, to engage in the promotional activities that may be agreed upon as further described in Section 5.3.4(c).

     1.36  "CO-PROMOTION  RIGHT" shall have the meaning assigned to such term in
Section  5.3.4(c).

     1.37 "COST OF GOODS SOLD" shall mean all reasonable costs allocable to the Licensed Product calculated by using GSK's standard accounting procedures, consistently applied. [*]

     1.38 "DATA PACKAGE" shall have the meaning assigned to such term in Section 3.5.1.

     1.39  "DEVELOPABILITY  CRITERIA"  shall  mean  [  *  ].

     1.40  "DEVELOPMENT  CANDIDATE"  shall  mean  [  *  ].

     1.41 "DEVELOPMENT CANDIDATE LIAISON" shall have the meaning assigned to such term in Section 3.4.

     1.42 "DEVELOPMENT CANDIDATE PLAN" shall have the meaning assigned to such term in Section 3.3.2(a).

     1.43  "DEVELOPMENT  COMPOUND"  shall  mean  [  *  ].

     1.44 "DEVELOPMENT ELECTION" shall have the meaning assigned to such term in
Section  4.1.

     1.45 "DEVELOPMENT INFORMATION" shall have the meaning assigned to such term in Section 4.3.2(b)(ii).

     1.46 "DEVELOPMENT OPERATING PLAN" OR "DOP" shall have the meaning assigned to such term in Section 3.3.1.

     1.47 "DEVELOPMENT PROGRAM" shall mean the program, to be conducted by EXEL during the Development Term and the Extension Period, if any, as set forth in
Article 3, of Identification and validation of Collaboration Targets, and research, discovery, characterization, optimization, pre-clinical development and early-stage clinical development of Development Compounds through completion of Proof of Concept Trials.

     1.48  "DEVELOPMENT  TERM"  shall  have the meaning assigned to such term in
Section  3.1.1.

     1.49  "DISCLOSING  PARTY"  shall  have the meaning assigned to such term in
Section  9.1.

     1.50  "DRAFTING  PARTY"  shall  have  the  meaning assigned to such term in
Section  2.2.3(a).

     1.51 "EFFECTIVE DATE" shall have the meaning assigned to such term in the Preamble.

     1.52 "EMEA" shall mean the European Medicines Evaluation Agency and any successor entity thereto.

     1.53  "EMPLOYEE AGREEMENTS" shall have the meaning assigned to such term in
Section  10.2.15.

     1.54  "ENCUMBERED COMPOUND" shall have the meaning assigned to such term in
Section  7.4.3.

     1.55  "ENCUMBERED  TARGET"  shall have the meaning assigned to such term in
Section  7.4.3.

     1.56  "EXCLUDED  TARGETS"  shall  mean  [  *  ].

     1.57  "EXECUTIVE  OFFICERS" shall have the meaning assigned to such term in
Section  2.2.4.

     1.58  "EXEL"  shall have the meaning assigned to such term in the Preamble.

     1.59 "EXEL BIOTHERAPEUTIC PRODUCT" shall have the meaning assigned to such term in Section 6.4.3.

     1.60  "EXEL  ENTITIES"  shall  mean,  as  of  the  Effective Date, [*]

     1.61 "EXEL KNOW-HOW" shall mean: (i) all Information that EXEL discloses to GSK under this Agreement or has disclosed under the Non-Disclosure Agreement executed by EXEL and GSK dated [ * ]; (ii) all Information that is within the Control of the EXEL Entities, on the Effective Date or during the Term; and
(iii) all non-patentable Inventions Controlled by the EXEL Entities, during the Term, in each of clauses (i), (ii) and (iii) that are necessary or useful for
GSK: [ * ] for the further development of Licensed Products; [ * ]. Notwithstanding anything herein to the contrary, EXEL Know-How excludes Information contained in any published EXEL Patents.

     1.62 "EXEL PATENTS" shall mean all Patents in the Territory Controlled by the EXEL Entities, as of the Effective Date as set forth on Schedule 1.62, and any other Patent Controlled by the EXEL Entities during the Term that claims or covers: [ * ]. EXEL shall update GSK regarding any EXEL Patents: (A) during [ * ] on an annual basis commencing on the first day of [ * ]; and (B) upon request by GSK after [ * ] with respect to EXEL Patents to which GSK retains a license hereunder.

     1.63 "EXEL PRODUCT" shall have the meaning assigned to such term in Section 6.4.1.

     1.64 "EXEL TECHNOLOGY" shall mean EXEL Patents and EXEL Know-How, including without limitation any Collaboration Technology owned by EXEL either jointly or solely.

     1.65  "EXISTING  BIOTHERAPEUTIC  TARGET"  shall  mean  [  *  ].

     1.66  "EXISTING  COMPOUND"  shall  mean  [  *  ].

     1.67  "EXISTING  TARGETS"  shall  mean  [  *  ].

     1.68 "EXISTING THIRD PARTY COLLABORATION" shall mean any of those collaboration agreements between EXEL and a Third Party listed on Schedule 1.68.

     1.69 "EXPANDED PROGRAM OPTION" shall have the meaning assigned to such term in Section 3.5.1(b).

     1.70  "EXTENSION  PERIOD"  shall  have the meaning assigned to such term in
Section  3.1.2(b).

     1.71 "FDA" shall mean the U.S. Food and Drug Administration, and any successor entity thereto.

     1.72 "FIELD" shall mean the areas of vascular biology-based disease, oncology and inflammatory disease, subject to the rights of certain Third Parties pursuant to the Existing Third Party Collaborations. [ * ].

     1.73 "FIRST COMMERCIAL SALE" shall mean, with respect to each Product, the first sale for which payment has been received for use or consumption by the general public of such Product in any country in the Territory after all required Marketing Approvals have been granted, or such sale is otherwise permitted, by the Regulatory Authority in such country, excluding registration samples, compassionate use sales and the like.

     1.74  "FIRST OPTION PERIOD" shall have the meaning assigned to such term in
Section  4.3.1(a).

     1.75  "FOLLOW-UP  COMPOUND"  shall  mean  [  *  ].

     1.76 "FUTURE THIRD PARTY COLLABORATION" shall mean an agreement between EXEL and a Third Party after the Effective Date.

     1.77  "GROSS  MARGIN"  shall mean, with respect to a Licensed Product,[*].

     1.78  "GSK"  shall  have the meaning assigned to such term in the Preamble.

     1.79 "GSK COMPOUND INVENTIONS" shall have the meaning assigned to such term in Section 8.1.1(b).

     1.80 "GSK KNOW-HOW" shall mean: (i) Information which GSK discloses to EXEL under this Agreement or has disclosed under the Non-Disclosure Agreement executed by EXEL and GSK dated [ * ]; (ii) all Information that is within the Control of GSK or its Affiliates on the Effective Date or during the Term; and
(iii) all non-patentable Inventions Controlled by GSK or its Affiliates during the Term, if any; in each of clauses (i), (ii) and (iii), that are necessary or useful for EXEL: [ * ]. Notwithstanding anything herein to the contrary, GSK Know-How excludes Information contained in any published GSK Patents.

     1.81 "GSK LICENSED PRODUCT" shall have the meaning assigned to such term in
Section  12.6.3(b).

     1.82 "GSK PATENTS" shall mean all Patents in the Territory Controlled by GSK or its Affiliates as of the Effective Date, and any other Patent Controlled by GSK during the Term, necessary or useful for EXEL: [ * ].

     1.83 "GSK SCREENED-COMPOUND" shall have the meaning assigned to such term in Section 12.6.3(b).

     1.84 "GSK TECHNOLOGY" shall mean any GSK Patents and GSK Know-How, including without limitation any Collaboration Technology owned by GSK either jointly or solely.

     1.85 "HSR ACT" shall have the meaning assigned to such term in Section 14.6.1.

     1.86 "IDENTIFY," "IDENTIFIED," "IDENTIFYING" OR "IDENTIFICATION" shall mean [ * ].

     1.87  "INCLUDED  COMPOUND"  shall  mean  [  *  ].

     1.88 "IND" shall mean any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S.
(such  as  a  CTA  in  the  European  Union).

     1.89 "INDEMNITEE" shall have the meaning assigned to such term in Section 11.3.

     1.90 "INFORMATION" shall mean information and materials within the Control of (i) with respect to GSK, GSK or its Affiliates; or (ii) with respect to EXEL, the EXEL Entities, in either case that is necessary or useful for the conduct of the Development Program or the Commercialization Program and that exists as of the Effective Date or is discovered, developed or acquired during the Term, and including, without limitation: (A) techniques and data, including, but not limited to, screens, models, inventions, methods, test data including, but not limited to, pharmacological, toxicological and clinical test data, analytical and quality control data, marketing, pricing, distribution, costs, and sales data, manufacturing information (including any relevant Third Party manufacturing information to the extent Controlled by, and in the possession of, GSK or its Affiliates, or the EXEL Entities), and patent and legal data or descriptions (to the extent that disclosure thereof would not result in loss or waiver of privilege or similar protection); and (B) compositions of matter, including but not limited to compounds, biological materials, vectors and assays. As used herein, "CLINICAL TEST DATA" shall be deemed to include all information related to the clinical or preclinical testing of a Development Compound, or Licensed Product, including without limitation, patient report forms, investigators' reports, biostatistical, pharmaco-economic and other related analyses, regulatory filings and communications, and the like.

     1.91 "INVENTION" shall mean any new or useful process, machine, manufacture, or composition of matter relating to or comprising [ * ], whether patentable or unpatentable, or any improvement thereof, that is conceived during the Term in connection with the Parties' activities under this Agreement.

     1.92 "LOAN AGREEMENT" shall have the meaning assigned to such term in the Recitals.

     1.93  "LICENSED  PRODUCT(S)"  shall  mean  [  *  ].

     1.94 "LICENSED PRODUCT DILIGENCE PLAN" shall have the meaning assigned to such term in Section 5.4.1.

     1.95 "LIMITED PROGRAM OPTION" shall have the meaning assigned to such term in Section 3.5.1(a).

     1.96 "LOSSES" shall have the meaning assigned to such term in Section 11.1.

     1.97  "MAJOR  COUNTRY"  shall  mean  [  *  ].

     1.98 "MAJOR PHARMACEUTICAL COMPANY" shall have the meaning assigned to such term in Section 13.1.4.

     1.99 "MARKETING APPROVAL" shall mean all approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacturing, use, storage, import, transport and sale of a Product in a regulatory jurisdiction. "Marketing Approval" shall be deemed to occur upon first receipt of notice from a Regulatory Authority that a Product has been approved for commercial sale. For countries where governmental approval is required for pricing or for the Product to be reimbursed by national health insurance (i.e., other than the United States), "Marketing Approval" shall not be deemed to occur until such pricing or reimbursement approval is obtained. Marketing Approval shall be deemed to have occurred in such country where government approval of pricing or reimbursement has not been obtained if, at any time, the Party begins the commercial sale of such Product in the country without obtaining pricing approval or reimbursement, with the date of such Marketing Approval to be deemed to occur on the date of the First Commercial Sale of the Product in the country.

     1.100 "MARKETING APPROVAL APPLICATION" OR "MAA" shall mean a New Drug Application (as defined in Title 21 of the U.S. Code of Federal Regulations,
Section 314.50, et. seq.), or a comparable filing for Marketing Approval (not including pricing or reimbursement approval) in a country, in each case with respect to a Product in the Territory.

     1.101  "MATERIAL  BREACH"  shall  have the meaning assigned to such term in
Section  12.2.1.

     1.102  "NET  SALES"  shall  mean  [  *  ].

     In the event a Product is sold which is a Combination Product, for purposes of determining payments due hereunder, Net Sales of Combination Products shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A over A+B, in which A is the Gross Selling Price of the Product when such Product is sold in substantial quantities comprising a Development Compound as the sole therapeutically active ingredient during the applicable accounting period in which the sales of the Product were made, and B is the sum of the Gross Selling Price of the other therapeutically active ingredients contained in the Combination Product sold separately in substantial quantities during the accounting period in question. All Gross Selling Prices of the therapeutically active ingredients of the Product and Combination Products shall be calculated as the average Gross Selling Price of the therapeutically active ingredients in such Products and Combination Products during the applicable accounting period for which the Net Sales are being calculated. In the event that no separate sale of either the Product comprising a single Development Compound as the sole therapeutically active ingredient or the other therapeutically active ingredients of the Combination Product are made during the accounting period in which the sale was made or if the Gross Selling Price for a particular therapeutically active ingredient included in a Combination Product cannot be determined for an accounting period, Net Sales allocable to each of the therapeutically active ingredients in the Combination Product shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining same that takes into account, in the Territory, variations in potency, the relative contribution of each therapeutically active ingredient in the Combination Product, and relative value to the end-user of each therapeutically active ingredient. For purposes of this Section 1.102, "GROSS SELLING PRICE" shall mean [ * ].

     1.103 "NON-BREACHING PARTY" shall have the meaning assigned to such term in
Section  12.2.1.

     1.104 "NON-SELECTED TARGET" shall have the meaning assigned to such term in
Section  7.4.2.

     1.105  "NORTH  AMERICA"  shall  mean  [  *  ].

     1.106 "ONCOLOGY COLLABORATOR" shall have the meaning assigned to such term in Section 7.4.1.

     1.107  "OTHER  BREACH"  shall  have  the  meaning  assigned to such term in
Section  12.2.2.

     1.108 "OTHER FIELD" shall have the meaning assigned to such term in Section 7.2.1.

     1.109 "PARTY" OR "PARTIES" shall have the meaning assigned to such term in the Preamble, or where the context requires, shall mean GSK or its Affiliates and/or the EXEL Entities.

     1.110 "PATENT" shall mean: (i) issued and unexpired letters patent, including any extension, registration, confirmation, reissue, continuation, supplementary protection certificate, divisional, continuation-in-part, re-examination or renewal thereof, (ii) pending applications for letters patents, and (iii) foreign counterparts of any of the foregoing; in each case to the extent the same has not been held, by a court or governmental agency of competent jurisdiction, to be invalid or unenforceable in a decision from which no appeal can be taken.

     1.111 "PATENT COSTS" shall mean the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other out-of-pocket expenses paid to Third Parties, incurred in connection with the Prosecution and Maintenance of Patents.

     1.112 "PATENT SUBCOMMITTEE" shall have the meaning assigned to such term in
Section  8.1.5(a).

     1.113  "PAYEE"  shall  have  the  meaning  assigned to such term in Section
6.5.1.

     1.114  "PAYOR"  shall  have  the  meaning  assigned to such term in Section
6.5.1.

     1.115 "PERSON" shall mean any corporation, firm, partnership or other entity.

     1.116 "PIPELINE OPTION PERIOD" shall have the meaning assigned to such term in Section 4.3.2(b)(ii).

     1.117 "PIVOTAL REGISTRATION STUDY" shall mean a human clinical trial conducted to demonstrate evidence of the efficacy and safety of a drug for inclusion in the MAA to support Marketing Approval as more fully defined in
Section  312.21(c)  of  Title  21  of  the  U.S.  Code  of  Federal Regulations.

     1.118  "PRODUCT"  shall  mean  [  *  ].

     1.119 "PRODUCT ACCEPTANCE MILESTONE" shall have the meaning assigned to such term in Section 6.2.1(a).

     1.120  "PRODUCT  REPORT"  shall  have  the meaning assigned to such term in
Section  4.2.

     1.121 "PROPOSED BIOTHERAPEUTIC TARGET" shall have the meaning assigned to such term in Section 2.5.2.

     1.122 "PROOF OF CONCEPT TRIAL" or "POC TRIAL" shall mean an initial phase II clinical trial of a Development Candidate [ * ].

     1.123  "PROSECUTING  PARTY" shall have the meaning assigned to such term in
Section  8.1.5(b).

     1.124 "PROSECUTION AND MAINTENANCE" OR "PROSECUTE AND MAINTAIN" shall mean, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as the conduct of re-examinations, reissues, and requests for patent term extensions with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent. For clarification, "Prosecution and Maintenance" or "Prosecute and Maintain" shall not include any other enforcement actions taken with respect to a Patent.

     1.125  "RECEIVING  PARTY"  shall  have the meaning assigned to such term in
Section  9.1.

     1.126  "REFUSED  CANDIDATE" shall have the meaning assigned to such term in
Section  4.3.1(b).

     1.127 "REGULATORY AUTHORITY" OR "REGULATORY AUTHORITIES" shall mean the FDA in the U.S., and any health regulatory authority(ies) in any country in the Territory that is a counterpart to the FDA and holds responsibility for granting regulatory marketing approval for a Product in such country, and any successor(s) thereto.

     1.128 "REPORT DATE" shall have the meaning assigned to such term in Section 4.3.1(a).

     1.129 "RESEARCH AND DEVELOPMENT PAYMENTS" shall have the meaning assigned to such term in Section 3.8.

     1.130 "RETURNED LICENSED PRODUCT" shall have the meaning assigned to such term in Section 5.5.1.

     1.131 "REVIEW SUBCOMMITTEE" shall have the meaning assigned to such term in
Section  2.2.6(b).

     1.132  "SAC  SEC  FILING"  shall  have the meaning assigned to such term in
Section  13.1.2(d)(i).

     1.133 "SECOND OPTION PERIOD" shall have the meaning assigned to such term in Section 4.3.1(c)(ii).

     1.134 "STOCK PURCHASE AGREEMENT" shall have the meaning assigned to such term in the Recitals.

     1.135  "SUBCOMMITTEE"  shall  have  the  meaning  assigned  to such term in
Section  2.2.6.

     1.136 "SUBJECT TRANSACTION" shall have the meaning assigned to such term in
Section  13.1.

     1.137  "SUBLICENSEE"  shall  mean, with respect to a particular Development
Compound or Product, a Third Party to whom GSK or EXEL, as applicable, has granted a sublicense under any Collaboration Technology, technology and/or intellectual property licensed to such Party pursuant to this Agreement.

     1.138 "SUBSEQUENT PRODUCT REPORT" shall have the meaning assigned to such term in Section 4.3.1(c)(ii).

     1.139 "SUBSEQUENTLY AFFILIATED COMPANY" shall have the meaning assigned to such term in Section 13.1.

     1.140  "SUCCESSFUL  POC  COMPLETION"  shall  mean  [  *  ].

     1.141  "TARGET  PRODUCT  PROFILE"  shall  mean  [  *  ].

     1.142  "TERM"  shall  have  the  meaning  assigned  to such term in Section
12.1.2.

     1.143  "TERRITORY" shall mean anywhere [  *  ].

     1.144 "THIRD PARTY" shall mean any entity other than EXEL or GSK or an Affiliate of EXEL or GSK.

     1.145  "UNITED  STATES"  OR "U.S." shall mean the United States of America.


     1.146  "WRITTEN DISCLOSURE" shall have the meaning assigned to such term in
Section  14.1.

                                    ARTICLE 2

                         OVERSIGHT OF THE COLLABORATION

     2.1 IN GENERAL. Except as set forth herein (including without limitation as set forth in Section 5.5), EXEL shall have principal responsibility for all research, discovery and development activities with respect to Development Compounds prior to exercise by GSK of its Development Election with respect to such Development Compounds, and GSK shall have principal responsibility for all research, development and commercialization activities with respect to such Development Compounds selected as Licensed Products by GSK thereafter.

     2.2 THE COLLABORATION COMMITTEE. Promptly after the Effective Date, the Parties shall establish a collaboration committee (the "COLLABORATION COMMITTEE") as more fully described in this Section 2.2. The Collaboration Committee shall have review and oversight responsibilities for all research, development and commercialization activities performed hereunder, including oversight of both the Development Program and the Commercialization Program, in each case as more specifically provided herein; provided, however, that the Collaboration Committee shall have no authority to amend this Agreement. Each Party agrees to keep the Collaboration Committee reasonably informed of its progress and activities within the Development Program and the Commercialization Program.

          2.2.1 Membership. The Collaboration Committee shall be comprised of an equal number of representatives from each of GSK and EXEL. The exact number of such representatives shall be [ * ] for each of GSK and EXEL, or such other number as the Parties may agree. Each Party shall provide the other with a list of its initial members of the Collaboration Committee [ * ]. Each Party may replace any or all of its representatives on the Collaboration Committee at any time upon written notice to the other Party in accordance with Section 14.9 of this Agreement. Such representatives shall include individuals within the senior management of each Party, and those representatives of each Party shall, individually or collectively, have expertise in business, pharmaceutical drug discovery, development and commercialization. Any member of the Collaboration Committee may designate a substitute to attend and perform the functions of that member at any meeting of the Collaboration Committee. Each Party may, in its reasonable discretion, invite non-member representatives of such Party to attend meetings of the Collaboration Committee. If the Collaboration Committee chooses to designate a chairperson, such chairperson shall be appointed for a one (1) year term and the right to name the chairperson shall alternate between the Parties.

          2.2.2 Meetings. [ * ], the Collaboration Committee shall meet [ * ], and more frequently as the Parties deem appropriate, on such dates, and at such places and times, as provided herein or as the Parties shall agree. Thereafter, the Collaboration Committee shall meet, in person or otherwise, at least [ * ] to provide EXEL an update regarding GSK's efforts under the Commercialization Program and otherwise to perform the responsibilities assigned to it under this Agreement; provided, however, that [ * ], the Parties agree to periodically discuss in good faith the appropriate frequency of such ongoing meetings. Meetings of the Collaboration Committee that are held in person shall alternate between the offices of the Parties, or such other place as the Parties may agree. The members of the Collaboration Committee also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

          2.2.3 Minutes. [ * ], EXEL shall be responsible for preparing and circulating minutes of such meeting setting forth, inter alia, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions or determinations approved by the Collaboration Committee and a list of any issues to be resolved by the Executive Officers pursuant to Section
2.2.4. Thereafter GSK shall be responsible for such minutes. Such minutes shall be effective only after approved by both Parties. With the sole exception of specific items of the meeting minutes to which the members cannot agree and which are escalated to the Executive Officers as provided in Section 2.2.3(d) below, definitive minutes of all Collaboration Committee meetings shall be finalized no later than thirty (30) days after the meeting to which the minutes pertain, as follows:

               (a) Within [ * ] after each Collaboration Committee meeting, the Party responsible for preparing the minutes (the "DRAFTING PARTY") shall prepare and distribute to all members of the Collaboration Committee draft minutes of the meeting.

               (b) The non-Drafting Party shall then have [ * ] after receiving such draft minutes to collect comments thereon from its members of the Collaboration Committee and provide them to the Drafting Party.

               (c) Upon the expiration of such [ * ] period, the Parties shall have [ * ] to discuss each other's comments and finalize the minutes. A member of the Collaboration Committee from each Party shall sign and date the final minutes. The signature of each Party's Collaboration Committee member upon the final minutes shall indicate such Party's assent to the minutes.

               (d) If at any time during the preparation and finalization of the Collaboration Committee minutes, the Parties do not agree on any issue with respect to the minutes, such issue shall be resolved by the escalation process as provided in Section 2.2.4. The decision resulting from the escalation process shall be promptly recorded by the Drafting Party in amended finalized minutes for said meeting.

          2.2.4 Decision Making. Except as otherwise provided herein, decisions of the Collaboration Committee [ * ]. In the event that the Collaboration Committee is unable to reach [ * ] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue referred to the Chief Executive Officer of EXEL, or such other person holding a similar position designated by EXEL from time to time, and the Chairman, Research and Development, Pharmaceuticals of GSK, or such other person holding a similar position designated by GSK from time to time (collectively, the "EXECUTIVE OFFICERS"), for resolution. The Executive Officers shall meet promptly to discuss the matter submitted and to determine a resolution. If the Executive Officers are unable to determine a resolution in a timely manner, which shall in no case be [ * ] after the matter was referred to them, the issue shall be resolved as follows:

               (a) Except as set forth in Section 3.3.4 and as otherwise set forth in this Agreement, [ * ]; and

               (b)  [  *  ].

          2.2.5 Responsibilities. The Collaboration Committee shall be responsible for overseeing the entire collaboration between GSK and EXEL under this Agreement, including both the Development Program and the Commercialization Program. Without limiting the foregoing, the Collaboration Committee shall perform the following functions, some or all of which may be addressed directly at any given meeting of the Collaboration Committee:

               (a)  [  *  ];

               (b)  [  *  ];

               (c)  [  *  ];

               (d)  [  *  ];

               (e)  [  *  ];

               (f)  [  *  ];

               (g)  [  *  ];

               (h) review and coordinate all of the Parties' activities under this Agreement;

               (i)  [  *  ];

               (j)  [  *  ];  and

               (k) such other responsibilities as may be assigned to the Collaboration Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties in writing from time to time.

          2.2.6 Subcommittee(s). From time to time, the Collaboration Committee may establish subcommittees to oversee particular projects or activities, as it deems necessary or advisable (each, a "SUBCOMMITTEE"). Each Subcommittee shall consist of such number of members of each Party as the Collaboration Committee determines is appropriate from time to time. Such members shall be individuals with expertise and responsibilities in the areas of preclinical development, clinical development, intellectual property, process sciences, manufacturing, regulatory affairs, product development and/or product commercialization, as applicable to the stage of development of the project or activity. Each Subcommittee shall meet with such frequency as the Collaboration Committee shall determine.

               (a) Each Subcommittee shall operate by [ * ] in all decisions. If, with respect to a matter that is subject to a Subcommittee's decision-making authority, the Subcommittee cannot reach [ * ], the matter shall be referred to the Collaboration Committee, which shall resolve such matter in accordance with
Section  2.2.4.

               (b) The Parties acknowledge and agree that at the first meeting of the Collaboration Committee a temporary subcommittee shall be established to continue the initial review of all Existing Targets and Existing Compounds (the "REVIEW SUBCOMMITTEE"). The Review Subcommittee shall be responsible for reviewing proposals from the respective Parties regarding [ * ]. In addition, the Review Subcommittee shall be responsible for recommending the initial prioritization of EXEL's activities with respect to [ * ].

          2.2.7 Expenses. Each Party shall bear its own travel related expenses and other costs with respect to its activities relating to membership on the Collaboration Committee or any Subcommittee.

     2.3  ALLIANCE  MANAGERS.  Promptly  after  the  Effective  Date, each Party shall appoint an individual(s) (other than an existing member of the Collaboration Committee) to act as the alliance manager(s) for such Party (the "ALLIANCE MANAGERS"). Each Alliance Manager shall thereafter be permitted to attend meetings of the Collaboration Committee and any Subcommittee as a nonvoting observer. The Alliance Managers shall be the primary point of contact for the Parties regarding the collaboration activities contemplated by this Agreement and shall facilitate all such activities hereunder including, but not limited to, the exchange of Information described in Section 3.7. The Alliance Managers shall also be responsible for assisting the Collaboration Committee in performing its oversight responsibilities by: (i) maintaining a current roster of: (A) Collaboration Committee members; and (B) Subcommittees and each of their respective members; and (ii) ensuring the prompt appointment and maintaining current contact information for each of the Development Candidate Liaisons and Commercialization Liaisons, as and when applicable. In addition, the Alliance Managers shall be responsible for coordinating with the Development Candidate Liaison all enabling activities to provide for a smooth transition in the event GSK exercises its Development Election with respect to such Development Candidate for advancement to become a Licensed Product, coordinating with the Commercialization Liaison all communications between the Parties with respect to the further development and commercialization of the Licensed Products, as well as any other duties as may be assigned to the Alliance Managers from time to time by the Collaboration Committee or EXEL and GSK, as the case may be. The name and contact information for such Alliance Managers, as well as any replacement(s) chosen by EXEL or GSK, in their sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section
14.9  of  this  Agreement.

     2.4 LIAISONS. GSK shall appoint a Development Candidate Liaison for each Development Candidate selected by EXEL in accordance with Section 3.3.2, who shall be responsible for, and shall undertake, those activities as set forth in, and pursuant to, Section 3.4; and EXEL shall appoint a Commercialization Liaison for each Licensed Product for which GSK has exercised a Development Election, who shall be responsible for, and shall undertake, those activities as set forth in, and pursuant to, Section 5.3.4(a).

     2.5  BIOTHERAPEUTIC  TARGETS.

          2.5.1 Existing Biotherapeutic Targets. GSK agrees and acknowledges that EXEL has identified and/or conducted research with respect to the Existing Biotherapeutic Targets prior to the Effective Date. It is expressly understood that Existing Biotherapeutic Targets shall be excluded from the Development Program [ * ].

          2.5.2 Ongoing Identification. The Parties agree that it is their intention that targets identified by EXEL during the Development Program that are only amenable to the development of Biotherapeutic Products shall be excluded from the Development Program to the extent necessary to allow EXEL to develop Biotherapeutic Products [ * ].

          2.5.3 Criteria. In general, a Biotherapeutic Target or an Existing Biotherapeutic Target shall be [ * ].

                                    ARTICLE 3

                               DEVELOPMENT PROGRAM

     3.1 COMMENCEMENT; TERM. The Development Program shall commence [ * ]. EXEL shall have principal responsibility for the conduct of the Development Program, including all scientific, clinical, legal and regulatory activities consistent with the Development Operating Plan described in Section 3.3.1 and, where applicable, the Development Candidate Plans. GSK shall provide consultation and advice with respect to such activities, which shall be considered in good faith by EXEL.

          3.1.1 Term. The Development Program will terminate upon the first to occur of: (A) [ * ]; or (B) the end of Contract Year Six, unless earlier terminated in accordance with the provisions hereof (the "DEVELOPMENT TERM").

          3.1.2 Extension Option. [ * ] GSK shall have the right and option to elect to extend the Development Program for a period not to exceed the first to occur of:
               (a)  [  *  ];  or

               (b)  [  *  ]  in  either  case,  (the  "EXTENSION  PERIOD").

To exercise such option, GSK shall so notify EXEL, in writing, at least [ * ] prior to the end of [ * ] or, in the event GSK has exercised its Development Election [ * ] after such exercise, and make the applicable annual payments set forth in Section 3.8.3.

     3.2  OBJECTIVES;  DILIGENCE.

          3.2.1  Objectives.  The  common  objectives  of  the  Parties  are:

               (a)  in  the  event  GSK  [  *  ];

               (b)  in  the  event  GSK  [  *  ];

               (c)  for  EXEL  to  [  *  ].

          3.2.2 Diligence. The Parties acknowledge and agree that, in order to achieve these objectives, EXEL will [ * ]

          3.2.3 EXEL's Responsibilities. In order to achieve the objectives set forth in Section 3.2.1, [ * ] EXEL shall:

               (a) have the right and responsibility to manufacture, or have manufactured, the Development Compounds prior to GSK's exercise of its Development Election with respect thereto, including all required bulk drug
substance  and  clinical  materials     [  *  ]

               (b) conduct all research and development activities it reasonably determines are required to further utilize [ * ]; provided however, that EXEL shall have no obligation to GSK to conduct research with respect to any Excluded Target or, subject to Section 2.5.2, any Biotherapeutic Target as part of the Development Program [ * ];


               (c)  conduct all pre-clinical activities and clinical trials [*];

               (d)  conduct  formulation  development  [  *  ];

               (e)  develop  pharmacogenomic, biomarker or similar assays [ * ];

               (f) keep GSK informed, through [ * ] written reports [ * ]; such reports shall contain, at a minimum, the information set forth in Schedule 3.2.3(f);

               (g)  [  *  ];

               (h) be responsible for preparing and filing all regulatory filings [ * ];

               (i)  [  *  ];  and

               (j) perform such other obligations with respect to [ * ] consistent with the Development Operating Plan.

          3.2.4  [  *  ]

               (a)  [  *  ]  EXEL  shall:

               (b) [ * ] use commercially reasonable efforts to perform the continuing research activities to be conducted by EXEL pursuant to the Development Program [ * ]

               (c)  [  *  ].

     3.3  DEVELOPMENT  OPERATING  PLAN;  DEVELOPMENT  CANDIDATE  PLAN(S).

          3.3.1 Development Operating Plan. The Development Program will be carried out by EXEL pursuant to an annual overall development operating plan (the "DEVELOPMENT OPERATING PLAN" or "DOP") [ * ]. The DOP for Contract Year
One,  dated  as  of October 28, 2002, shall be [ * ].  The Development Operating
Plan shall be updated by EXEL [ * ]. As provided in Section 3.2.3(f), the reports being provided by EXEL under such Section shall provide updates of EXEL's progress under the Development Operating Plan [ * ].

          3.3.2  Development  Candidate  Plan(s).

               (a) At the first meeting of the Collaboration Committee, the Collaboration Committee shall [ * ] Based on these discussions, EXEL will prepare [ * ] a development plan for each Development Candidate [ * ] (a "DEVELOPMENT CANDIDATE PLAN") for review by the Collaboration Committee at its next regularly scheduled meeting. [ * ]

          3.3.3 Ongoing Review. The Development Operating Plan and each Development Candidate Plan with respect to a Development Candidate [ * ] will be reviewed as necessary at each meeting of the Collaboration Committee [ * ].

          3.3.4  [  *  ]

     3.4 DEVELOPMENT CANDIDATE LIAISON. [ * ] GSK shall appoint an internal contact to act as a liaison between EXEL and GSK regarding further development of each such Development Candidate (the "DEVELOPMENT CANDIDATE LIAISON"). The Development Candidate Liaison shall be responsible for [ * ]. The name and contact information for each such Development Candidate Liaison, as well as any replacement(s) chosen by GSK, in its sole discretion, from time to time, shall be promptly provided to EXEL in accordance with Section 14.9 of this Agreement. EXEL shall [ * ]. During [ * ], the Development Candidate Liaison shall provide to EXEL regular, periodic written reports, at least [ * ] and not later than [ * ] in advance of each Collaboration Committee meeting [ * ]. The Development
Candidate  Liaison  position  for  each  Development  Candidate  shall  [  *  ].

     3.5  PROGRAM  OPTION  ELECTION.

          3.5.1 Election Period. Commencing as of the [ * ] in which to provide to GSK [ * ], along with a data package containing, to the extent then available and with respect to [ * ] (the "DATA PACKAGE"). GSK shall [ * ] from receipt of the Data Package to choose either to:

               (a) [ * ] for further development under the Development Program (the "LIMITED PROGRAM OPTION"); or

               (b) have EXEL [ * ] as part of the Development Program (the "EXPANDED PROGRAM OPTION").

In  the  event  that  GSK  [  *  ]  GSK  shall  [  *  ].

          3.5.2 Selection of the Limited Program Option. In the event GSK [ * ].

     3.6  REGULATORY  MATTERS.

          3.6.1 Compliance. EXEL shall conduct all pre-clinical activities and clinical trials in good scientific manner and in compliance with all requirements of applicable laws, rules and regulations, and all other applicable requirements of cGMP, good laboratory practice and current good clinical practice.

          3.6.2 Ownership. EXEL shall own and maintain all regulatory filings for Development Compounds developed pursuant to this Agreement, including all INDs. Upon exercise by GSK of its Development Election with respect to a Development Candidate, EXEL shall transfer ownership of such regulatory filings for such Development Candidate [ * ], including all relevant INDs for any of the foregoing to GSK, and provide GSK with copies of such INDs and other regulatory filings, and all pre-clinical and clinical data and results (including pharmacology, toxicology, formulation, and stability studies). GSK or its designee shall own all Marketing Approval Applications for Licensed Products.

          3.6.3 Adverse Event Reporting. Beginning on the Effective Date and continuing until such time, if any, that GSK exercises its Development Election with respect to a Development Candidate to be a Licensed Product, EXEL shall be responsible for reporting all adverse drug reaction experiences related to the activities of EXEL under this Agreement to the appropriate Regulatory Authorities in the countries in the Territory in which the Development Candidate is being developed, in accordance with the appropriate laws and regulations of the relevant countries and Regulatory Authorities. EXEL shall provide copies of all such reports to GSK within [ * ] of any filing with a Regulatory Authority.

     3.7 EXCHANGE OF INFORMATION. In addition to the [ * ] reports to be provided under Section 3.2.3(f), and subject in all cases to the provisions of
Article 9, [ * ] EXEL shall [ * ]. Any significant new Information shall be communicated [ * ]. All such exchanges of Information shall be coordinated by the Alliance Managers.

     3.8 DEVELOPMENT PROGRAM FUNDING. As consideration for, and to partially fund the costs to be incurred by EXEL for, the research activities to be conducted by EXEL for the intended benefit of GSK pursuant to the Development Program, GSK shall pay the following research and development payments (collectively, the "RESEARCH AND DEVELOPMENT PAYMENTS"):

          3.8.1 Annual Payments. GSK shall pay the following annual non-refundable and non-creditable payments (collectively, the "ANNUAL RESEARCH AND DEVELOPMENT PAYMENTS") to EXEL on or before the date set forth:

               (a)  regardless  of  GSK's  selection  pursuant  to  Section 3.5:

[  *  ]

;  and  either

               (b)  under  the  Expanded  Program  Option:

[  *  ]

or

               (c)  under  the  Limited  Program  Option:

[  *  ]

          3.8.2  Incentive  Payments.

               (a) [ * ], GSK shall make a one (1)-time non-refundable non-creditable payment to EXEL, within [ * ] of GSK's Development Election for the [ * ] Licensed Product, equal to the amount of any remaining, unpaid Research and Development Payments set forth in Section 3.8.1(a) and (b); or

               (b) If GSK [ * ], GSK shall make a one (1)-time non-refundable non-creditable payment to EXEL, within [ * ] of GSK's Development Election for the [ * ] Licensed Product, equal to the amount of any remaining, unpaid Research and Development Payments set forth in Section 3.8.1(a) and (c).

          3.8.3  Extension  Period  Option  Payments.

               (a) In the event GSK [ * ], GSK shall pay to EXEL the following non-refundable, non-creditable payments to EXEL [ * ]: (1) [ * ] upon [ * ]; and
(2)  [  *  ];  or

               (b) In the event GSK [ * ], GSK shall pay to EXEL the following non-refundable, non-creditable payments to EXEL [ * ]: (1) [ * ]; and (2) [ * ].

               (c)  [  *  ].

     3.9  FUTURE  ACQUIRED  TECHNOLOGY.  [  *  ].

     3.10  GSK  TECHNOLOGY.  [  *  ].

     3.11 SUBCONTRACTING. Each Party shall have the right to engage Third Party subcontractors to perform certain of its obligations under this Agreement in accordance with the terms of Section 5.1.1. In the event that any Affiliate of EXEL other than an EXEL Entity performs any of EXEL's obligations under this Agreement, such Affiliate shall be deemed to be a subcontractor of EXEL for purposes of this Section 3.11. Any subcontractor to be engaged by a Party to perform a Party's obligations set forth in the Agreement shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity. [ * ]

                                    ARTICLE 4

                              GSK'S ELECTION RIGHTS

     4.1 DEVELOPMENT ELECTION. During [ * ], GSK shall have the exclusive right, in its sole discretion, to elect to develop and commercialize each Development Compound proposed to it by EXEL as set forth below in Section 4.3, under the terms and conditions set forth in this Agreement (the "DEVELOPMENT ELECTION"). Subject to Section 5.5, any such Development Election by GSK shall be irrevocable.

     4.2 PRODUCT REPORT. Once a Development Candidate [ * ], EXEL shall, within [ * ], provide a data package to GSK containing information addressing all the criteria for such Development Candidate as agreed upon by the Parties and listed in Schedule 4.2, [ * ]. The Collaboration Committee shall meet and review such Product Report within [ * ] of its receipt by GSK.

     4.3  DEVELOPMENT  ELECTION  OPTIONS.

          4.3.1 Exercise During Development Term or Extension Period. During the Development Term or the Extension Period, if any:

               (a) First Option. GSK may exercise its Development Election with respect to a Development Candidate [ * ] for further development as a Licensed Product by delivery to EXEL of written notice of exercise, not later than [ * ] after receipt of the Product Report from EXEL with respect to that Development Candidate (such date of receipt, the "REPORT DATE"), specifying the Development Candidate as to which the Development Election is being exercised. The [ * ] period during which the Development Election must be exercised, as set forth herein, shall be referred to in this Agreement as the "FIRST OPTION PERIOD."

               (b) Refused Candidate. If GSK does not exercise its Development Election with respect to a particular Development Candidate (a "REFUSED CANDIDATE") within the First Option Period, then the Development Election shall expire with respect to that Refused Candidate [ * ]. Upon the expiration of a Development Election with respect to a Refused Candidate (subject to the rights of GSK set forth in Section 4.3.1(c) and Section 4.4), GSK shall [ * ].

               (c) Second Option. Following expiration of GSK's Development Election with respect to a particular Development Candidate within the First Option Period and until [ * ]:

                    (i)  EXEL  shall  not  [  *  ];  and

                    (ii) [ * ] EXEL shall: (A) promptly notify GSK of [ * ] with respect to such Refused Candidate (the "SUBSEQUENT PRODUCT REPORT"). During the [ * ] period immediately following delivery to GSK of the Subsequent Product Report (the "SECOND OPTION PERIOD"), GSK shall have the exclusive right to exercise a second Development Election with respect to such Refused Candidate and accept such Refused Candidate as a Licensed Product by delivery to EXEL of written notice of exercise.

                    (iii) Notwithstanding the foregoing, upon [ * ], GSK shall [
* ]. It is further understood that in the event GSK elects not to exercise a Development Election during the Second Option Period with respect to a particular Refused Candidate, its rights with respect to such Refused Candidate under Section 4.3.1(c)(ii) shall be exhausted, and GSK shall have only those rights as may arise pursuant to Section 4.3.2(b) or 4.4.

          4.3.2 Exercise upon Expiration of the Development Term or Extension Period.

               (a) Effect on First and Second Option Periods. If upon the expiration of the Development Term, or the Extension Period, if any, a Development Candidate or Refused Candidate has been proposed to GSK either under a First Option Period or a Second Option Period, as the case may be, GSK shall have [ * ] to exercise its Development Election with respect to such Development Candidate or Refused Candidate under such First Option Period or Second Option Period, as the case may be, [ * ].

               (b)  Pipeline  Option.  [  *  ].

     4.4  THE  DISCUSSION  OPPORTUNITY.  [  *  ].

                              ARTICLE  5

                    GRANT  OF  RIGHTS;  COMMERCIALIZATION

     5.1  LICENSE  GRANTS.

          5.1.1  Development.

               (a) EXEL hereby grants to GSK, subject to the terms and conditions of this Agreement, a non-exclusive, non-royalty bearing, license in the Territory to use subject matter within the EXEL Technology solely for the purpose of performing internal development activities [ * ]. The license granted under this Section 5.1.1(a) shall not include the right to grant or authorize sublicenses; provided, however, that the engagement by GSK of subcontractors to conduct activities under this Agreement shall not be construed as having been granted a sublicense.

               (b)  [  *  ]

          5.1.2 Commercialization. Upon GSK's exercise of its Development Election and acceptance of each Licensed Product, EXEL shall be hereby deemed to have granted, and hereby grants to GSK, subject to the terms and conditions of this Agreement, during the Term, the exclusive (even as to EXEL), right and license in the Territory, with the right to grant sublicenses, under the EXEL Technology, to make, have made, use, sell, offer for sale and import such Licensed Products for any and all purposes.

          5.1.3  License  to  Co-promote.  In  the  event  the  Parties  [  * ]:

               (a) GSK shall grant to EXEL [*]; and

               (b) The licenses granted to GSK under Section 5.1.2 shall be deemed to be modified to the extent necessary in order to allow EXEL to undertake its Co-promotion activities thereunder.

               (c)  For  each  Co-promotion  license granted to EXEL pursuant to
Section 5.1.3(a) with respect to a particular Licensed Product, GSK covenants that [ * ]

     5.2  TECHNOLOGY  TRANSFER.

          5.2.1 Initial Transfer. After GSK exercises its Development Election for a Development Candidate pursuant to Section 4.3, EXEL shall:

               (a) promptly deliver to GSK [ * ] all EXEL Technology and other Information Controlled by the EXEL Entities relating to [ * ]; and

               (b)  transfer  to  GSK,  or  its  designee  [  *  ];  and

               (c)  without  limiting  the  foregoing,  EXEL  shall  [  *  ].

          5.2.2  [  *  ].

          5.2.3  [  *  ].

     5.3  COMMERCIALIZATION  PROGRAM.

          5.3.1 Commencement; Term. GSK shall promptly commence and pursue a program of ongoing development and commercialization for the Licensed Products [ * ] (the "COMMERCIALIZATION PROGRAM"). Subject to the provisions of Article 12, the Commercialization Program shall terminate, on a Licensed Product-by-Licensed Product basis, and a country-by-country basis, upon the expiration of this Agreement with respect to such Licensed Product in such country pursuant to Section 12.1.1 (the "COMMERCIALIZATION TERM").

          5.3.2  GSK  Responsibilities;  Rights.  Except  as  set  forth  in
Section 5.3.4(c), GSK, either itself and/or by and through its Affiliates, Sublicensees or contractors, shall be responsible for, and shall have the exclusive right to engage in, all development, manufacturing, marketing, advertising, promotional, launch and sales activities in connection with the marketing of the Licensed Products. As part of the Commercialization Program, during the Commercialization Term, GSK shall:

               (a) have the exclusive right and responsibility for manufacturing all bulk drug substance or drug product material with respect to Licensed Products for ongoing development and commercial requirements, consistent with GSK's reasonable internal practices, industry standards and all applicable laws and regulations;

               (b) own all MAAs, Marketing Approvals and other regulatory filings and approvals for the Licensed Product(s) in the Territory;

               (c) prepare overview marketing plans for each of the Licensed Products in the Territory;

               (d) conduct, or cause to be conducted, manage and oversee all analysis and other support necessary with respect to the manufacture, marketing and sale of all Licensed Products in the Territory;

               (e)  [  *  ];

               (f)  [  *  ];  and

               (g) maintain records, in sufficient detail, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in connection with the Commercialization Program in the form required under all applicable laws and regulations.

          5.3.3  GSK  Diligence.  During  the  Commercialization Term, GSK shall
[  *].

          5.3.4 EXEL Responsibilities; Rights. As part of the Commercialization Program, EXEL shall:

               (a) appoint an internal contact to act as a project liaison between EXEL and GSK for the further development and commercialization of such Licensed Product (the "COMMERCIALIZATION LIAISON"). The Commercialization Liaison shall be responsible for [ * ]. The name and contact information for such Commercialization Liaison, as well as any replacement(s) chosen by EXEL, in its sole discretion, from time to time, shall be promptly provided to GSK in accordance with Section 14.9 of this Agreement. The Commercialization Liaison position for each Licensed Product shall [ * ];

               (b) transfer ownership of all regulatory filings for Licensed Products, including all INDs to GSK, and provide GSK with copies of such INDs and other regulatory filings, all pre-clinical and clinical data and results for Licensed Products as set forth in Sections 3.6.2 and 5.2; and

               (c) have the right to Co-promote each Licensed Product throughout North America (the "CO-PROMOTION RIGHT") only pursuant to the following conditions:

                    (i) GSK shall promptly notify EXEL of the filing by GSK of the first MAA for Marketing Approval for each Licensed Product in North America, and EXEL shall have [ * ] from the date of receipt of such notice from GSK to exercise the Co-promotion Right;

                    (ii) if EXEL so exercises the Co-promotion Right, the Parties shall, within [ * ] from such exercise, meet to commence good faith negotiations to determine [ * ]. Such discussions will include [ * ]. If the Parties agree [ * ].

     5.4  COMPETITIVE  PRODUCTS.

          5.4.1 After GSK's Development Election. In the event that, at any time after GSK exercises its Development Election and accepts a particular Licensed Product for further development and commercialization, GSK [ * ].

          5.4.2  [  *  ].

     5.5  RETURNED  LICENSED  PRODUCTS.

          5.5.1 Termination of Development by GSK. In the event that GSK exercises its Development Election and accepts a particular Licensed Product into the Commercialization Program and thereafter [ * ], GSK shall be deemed to have terminated its rights to such Licensed Product in such country(ies) or the Territory, as the case may be (except for GSK's right to receive royalties under Section 6.4.2), and thereafter such Licensed Product shall be deemed a "RETURNED LICENSED PRODUCT" in such country(ies) or the Territory, as applicable.

          5.5.2  Effect  of  Termination.  Upon  any  such  termination  [  * ].

          5.5.3 EXEL's Right to Commercialize. Thereafter, EXEL shall be free to develop and commercialize the Returned Licensed Product in such country(ies) or the Territory, as applicable, either alone, through an Affiliate or with any Third Party, subject to the payments set forth in Section 6.4.2. In the event EXEL decides to further develop and/or commercialize such Returned Licensed Product in such country(ies) or the Territory, as applicable, either alone, through an Affiliate or with any Third Party, EXEL shall be responsible for any and all obligations of EXEL or GSK to Third Parties with respect to such Returned Licensed Product including, but not limited to, any ongoing obligations of GSK under Third Party manufacturing or licensing agreements.

          5.5.4 Unauthorized Sales. In the event that EXEL acquires the rights with respect to a Returned Licensed Product in some, but not all, countries in the Territory, each Party shall use commercially reasonable efforts, consistent with applicable laws, to assist the other Party in maintaining such other Party's exclusive rights with respect to such Licensed Product or Returned Licensed Product, as the case may be, within the countries in its respective territory. Each Party shall also take all reasonable actions, and shall use all commercially reasonable efforts to require its Affiliates, Sublicensees and distributors to take all reasonable actions, not to solicit or facilitate sales of such Licensed Product or Returned Licensed Product, as the case may be, outside the countries in its respective territory, unless permitted in writing by the other Party. In addition, each Party shall notify the other Party immediately if it becomes aware of any such sales.

                                    ARTICLE 6

                       MILESTONES AND ROYALTIES; PAYMENTS

     6.1 UPFRONT PAYMENT TO EXEL. As consideration for, and to partially fund the costs to be incurred by EXEL for, the research activities to be conducted by EXEL for the intended benefit of GSK pursuant to the Development Program, GSK shall pay to EXEL a non-refundable, non-creditable up-front payment of:

               (a)  Thirty  Million  Dollars  ($30,000,000)  [  *  ];  and

               (b)  [  *  ]  payable  [  *  ].

     6.2 MILESTONES PAYMENTS TO EXEL. As partial consideration to EXEL for the license and other rights granted to GSK under Article 5 of this Agreement, GSK shall pay to EXEL the following non-refundable milestone payments upon the occurrence of each event set forth below:

          6.2.1  Product  Acceptance  Milestones.

               (a) Subject to Section 6.2.1(b), GSK shall pay to EXEL the following milestone payments upon GSK's exercise of its Development Election for a particular Development Candidate to become a Licensed Product (each, a "PRODUCT ACCEPTANCE MILESTONE"):

                    (i) First Option. If GSK exercises its Development Election for a Development Candidate during the First Option Period for such Development Candidate pursuant to Section 4.3.1(a) or 4.3.2(a) [ * ], then GSK shall pay to EXEL within [ * ] of the delivery of notice to EXEL regarding such exercise
(subject  to  Section  14.6)  the  following  amount  [ * ]

                    (ii) Second Option. If GSK's Development Election is exercised for a Refused Candidate during the Second Option Period for such Refused Candidate pursuant to Sections 4.3.1(c) or 4.3.2(a), the Product
Acceptance Milestone(s) to be paid to EXEL shall be [ * ] , which shall be determined [ * ] and shall be paid within [ * ] of the delivery of notice to EXEL regarding such exercise (subject to Section 14.6).

                    (iii) Pipeline Option. If GSK's Development Election is exercised for a Development Compound during the Pipeline Option Period pursuant to Section 4.3.2(b) [ * ], then GSK shall pay to EXEL the following amount [ * ] All payments under this Section 6.2.1(a)(iii) shall be made within [ * ] after [
*  ]  with  respect  to  any  such  Development  Compound  [ * ].

               (b)  Any  such  Product  Acceptance  Milestone(s) [ * ].

          6.2.2  Commercialization  Milestones.

               (a) Subject to Section 6.2.2(b), GSK shall, within [ * ] of the first occurrence of each event set forth below with respect to each Licensed Product, pay to EXEL the following non-refundable milestone payments:

                    (i) First Option. If GSK's Development Election was exercised for a Development Candidate to become a Licensed Product during the First Option Period for such Development Candidate pursuant to Sections 4.3.1(a) or 4.3.2(a) [ * ]:

         MILESTONE EVENT                           MILESTONE PAYMENT
         ------------------------------------------------------------------
         1. - [ * ] . . . . . . . . . . . . . .            [ * ]
         ------------------------------------------------------------------
         2. - [ * ] . . . . . . . . . . . . . .            [ * ]
         ------------------------------------------------------------------
         3. - [ * ] . . . . . . . . . . . . . .            [ * ]
         ------------------------------------------------------------------

                    (ii) Second Option. If GSK's Development Election for a Refused Candidate to become a Licensed Product was exercised during the Second Option Period for such Refused Candidate pursuant to Sections 4.3.1(c) or 4.3.2(a), the milestone payment to EXEL for such Licensed Product shall be [ * ] ; and

                    (iii) Pipeline Option. If GSK's Development Election for a Development Compound to become a Licensed Product was exercised during the Pipeline Option Period for such Development Compound pursuant to Sections 4.3.2(b) (which is not otherwise deemed to have been exercised during the First Option Period pursuant to Section 6.2.1(a)(iii)):

         MILESTONE EVENT                           MILESTONE PAYMENT
         ------------------------------------------------------------------
         1. - [ * ] . . . . . . . . . . . . . .            [ * ]
         ------------------------------------------------------------------
         2. - [ * ] . . . . . . . . . . . . . .            [ * ]
         ------------------------------------------------------------------
         3. - [ * ] . . . . . . . . . . . . . .            [ * ]
         ------------------------------------------------------------------

               (b) GSK shall be responsible for promptly informing EXEL when a milestone has been achieved. Any milestone payments made pursuant to this
Section  6.2.2 [  *  ].

               (c) Notwithstanding anything contained herein to the contrary, in the event that a particular Licensed Product: (1) has not achieved one or more of the milestone events set forth in Section 6.2.2(a); and (2) total cumulative Net Sales for [ * ] for such Licensed Product exceed [ * ] in the Territory, GSK shall pay to EXEL (subject to Section 6.2.2(b)) all milestone payments for such Licensed Product as if all milestone events had occurred and such Licensed Product shall have been deemed to have achieved such milestone event(s) for all purposes hereunder.

          6.2.3  [  *  ].

          6.2.4 Payments Only Once. For purposes of clarification, it is understood and agreed that: (A) with respect to the milestone events set forth in Sections 6.1.1 and 6.1.2, a milestone payment shall be made by GSK with respect to each Licensed Product based on whether GSK's Development Election with respect to the Development Candidate as such Licensed Product was exercised during the First Option Period, the Second Option Period or the Pipeline Option Period; and (B) with respect to all milestone payments set forth in this Section 6.2, a particular milestone payment will be made with respect to each Licensed Product only one (1) time [ * ].

     6.3 ROYALTY PAYMENTS TO EXEL. As further consideration to EXEL for the license and other rights granted to GSK under Article 5 of this Agreement, GSK shall pay to EXEL royalties as follows:

          6.3.1  Licensed  Product  Royalty  Payments.

               (a) Subject to Section 6.3.3, GSK shall pay EXEL a royalty on annual Net Sales of Licensed Products by GSK, its Affiliates or Sublicensees in the Territory. Such royalty shall be determined by: [ * ], in each case as set forth in the following tables:

                    (i) First Option Period. If GSK's Development Election for the applicable Licensed Product was made during the First Option Period pursuant to Sections 4.3.1(a) or 4.3.2(a) (or GSK is deemed to have done so pursuant to Section 6.2.1(a)(iii)): (A) the royalty rate for all Licensed Products shall [ * ]; and (B) the royalty rate for the individual Licensed Product so accepted during the First Option Period shall be as follows:

[  *  ]

                    (ii) Second Option Period. If GSK's Development Election for a particular Licensed Product was made during the Second Option Period pursuant to Sections 4.3.1(c) or 4.3.2(a): (A) the royalty rate for all Licensed Products shall [ * ] ; and (B) the royalty rate for the individual Licensed Product so accepted during the Second Option Period shall be as follows:

[  *  ]

                    (iii) Pipeline Option Period. If GSK's Development Election for a particular Licensed Product is made during the Pipeline Option Period pursuant to Section 4.3.2(b) [ * ]: (A) the royalty rate for all Licensed Products [ * ]; and (B) the royalty rate for the individual Licensed Product so accepted during the Pipeline Option Period shall be [ * ], as follows:

[  *  ]

               (b) For purposes of determining the royalty rates applicable under Section 6.3.1, it is understood that "total annual Net Sales" shall be determined [ * ]. Further, it is understood that the royalty rates set forth herein shall be [ * ].

               (c)  In  the event the Gross Margin for a Licensed Product [ * ]

          6.3.2  [  *  ].

          6.3.3 Termination of Royalty Obligation. For each Licensed Product, the obligation to pay royalties under Section 6.3.1 shall terminate, on a country-by-country basis, upon the expiration of the later of: (A) [ * ] ; or
(B) [ * ] of such Licensed Product in such country; provided, however, that the royalty rate set forth in the respective tables in this Article 6 shall be applicable for [ * ] claiming or covering the manufacture, use of sale of such Licensed Product, and thereafter the royalty rate shall be [ * ] for such Licensed Product for the remainder, if any, of the royalty term for such Licensed Product set forth in this Section 6.3.3.

          6.3.4 Schedule of Examples. To further clarify the application of Sections 6.1 and 6.2, Schedule 6.3.4 sets forth examples of the milestone payments and royalty rates that will apply in different scenarios.

     6.4 ROYALTY PAYMENTS TO GSK. As further consideration to GSK for its support of, and activities under, the Development Program, EXEL shall pay to GSK royalties as follows:

          6.4.1 EXEL Product Royalties. With respect to any Refused Candidate that EXEL is free to develop and commercialize as provided in Section 4.3.1(b), which Refused Candidate is subsequently commercialized by EXEL, or its Affiliates or Sublicensees, EXEL shall pay to GSK a royalty of [ * ] of total
Net Sales in the Territory of all products incorporating [ * ], and/or formulations, mixtures or compositions incorporating any of the foregoing (an "EXEL PRODUCT") by EXEL, its Affiliates or Sublicensees.

               (a) The obligation to pay royalties under Section 6.4.1 for each EXEL Product so commercialized shall terminate, on a country-by-country basis, upon the expiration of the later of: (1) the expiration of [ * ] claiming or covering the manufacture, use or sale of such EXEL Product in such country; or
(2) [ * ] of such EXEL Product in such country; provided, however, the royalty rate set forth herein shall be applicable for [ * ] described above claiming or covering the manufacture, use or sale of such EXEL Product, and thereafter the royalty rate shall be [ * ] for such EXEL Product for the remainder, if any, of the royalty term for such EXEL Product set forth in this Section 6.4.1(a).

          6.4.2 Returned Licensed Product Royalties. With respect to any Returned Licensed Product under Section 5.5 that is subsequently commercialized by EXEL, either alone or with a Third Party (including any Sublicensee), EXEL shall pay to GSK a royalty on total Net Sales of such Returned Licensed Product by EXEL, its Affiliates or Sublicensees as follows:

               (a) an amount equal to [ * ] of the aggregate Net Sales of such Returned Licensed Product if GSK terminated its commercialization of such Returned Licensed Product [ * ]; or

               (b) an amount equal to [ * ] of the aggregate Net Sales of such Returned Licensed Product if GSK terminated its commercialization of such Returned Licensed Product [ * ].

               (c) The obligation to pay royalties under Section 6.4.2 for each Returned Licensed Product so commercialized shall terminate on a country-by-country basis upon the expiration of the later of: (1) the expiration of [ * ] claiming or covering the manufacture, use or sale of such Returned Licensed Product in such country; or (2) [ * ] of such Returned Licensed Product in such country; provided, however, that the royalty rate set forth herein shall be applicable for [ * ] described above claiming or covering the manufacture, use or sale of such Returned Licensed Product, and thereafter the royalty rate shall be [ * ] for such Returned Licensed Product for the remainder, if any, of the royalty term for such Returned Licensed Product set forth in this Section 6.4.2(c).

          6.4.3 Royalties on EXEL Biotherapeutic Products. EXEL shall pay to GSK a royalty of [ * ] of total Net Sales, reduced by royalties due to Third Parties, as described in Section 6.4.4, by EXEL, its Affiliates or Sublicensees, on a country-by-country basis, of all Biotherapeutic Products which EXEL, either alone or through an Affiliate or Third Party, develops and commercializes for [
* ] (each, an "EXEL BIOTHERAPEUTIC PRODUCT"). The obligation to pay royalties under this Section 6.4.3 for each EXEL Biotherapeutic Product so commercialized shall terminate, on a country-by-country basis, upon the expiration of the later of: (A) the expiration of [ * ] claiming or covering the manufacture, use or sale of such EXEL Biotherapeutic Product is directed; or (B) [ * ] of such EXEL Biotherapeutic Product; provided, however, the royalty rate set forth above shall be applicable for [ * ] described above claiming or covering the manufacture, use or sale of such EXEL Biotherapeutic Product, and thereafter the royalty rate shall be [ * ] for such EXEL Biotherapeutic Product for the remainder, if any, of the royalty term for such EXEL Biotherapeutic Product set forth in this Section 6.4.3.

          6.4.4 EXEL Royalties Offsets. If, during the Term, EXEL deems it necessary to seek or obtain a license from any Third Party in order to develop and commercialize any EXEL Product, Returned Licensed Product or EXEL Biotherapeutic Product under this Agreement, EXEL shall be entitled to offset against royalties otherwise due GSK under Section 6.4 [ * ] of any royalties or other fees paid by EXEL to such Third Party under such license; provided, however, in no event shall such deduction reduce the royalties otherwise payable to GSK during any calendar year by more than [ * ]; further provided, however, that any deductible amounts not applied in a particular calendar year shall be carried over and applied in subsequent calendar years until the full deduction has been taken.

     6.5  PAYMENTS.

          6.5.1 Commencement. Beginning with the Calendar Quarter in which the First Commercial Sale for an applicable Product is made and for each Calendar Quarter thereafter, royalty payments shall be made to either EXEL pursuant to Sections 6.3, or GSK pursuant to Section 6.4 (the "PAYEE") within [ * ] following the end of each such Calendar Quarter. Each royalty payment shall be accompanied by a report, summarizing the total Net Sales for the applicable Product during the relevant Calendar Quarter and the calculation of royalties, if any, due thereon. In the event that no royalties are payable in respect of a given Calendar Quarter, the Party making the payments (the "PAYOR") shall submit a royalty report so indicating.

          6.5.2 Mode of Payment. All payments due under this Agreement shall be payable, in full, in U.S. dollars, regardless of the country(ies) in which sales are made or in which payments are originated. For the purposes of computing Net Sales of Products sold in a currency other than U.S. dollars, such currency shall be converted into U.S. dollars as calculated at the actual average rates of exchange for the pertinent quarter or year to date, as the case may be, as used by the Payor in producing its quarterly and annual accounts, as confirmed by the Payor's auditors. Subject to Sections 6.4.4, Section 6.7 and Section 6.8.2, such payments shall be without deduction of exchange, collection or other charges.

          6.5.3 Records Retention. Commencing with the First Commercial Sale of a Product, the Payor shall keep complete and accurate records pertaining to the sale of such Products, for a period of [ * ] after the year in which such sales occurred, and in sufficient detail to permit the Payee to confirm the accuracy of the royalties paid by the Payor hereunder.

          6.5.4 Expatriated Payments. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, the Payor shall give the Payee prompt written notice of such restriction, which notice shall satisfy the payment deadlines in this Agreement. The Payor shall pay any amounts due to the Payee through whatever lawful method it chooses, including without limitation making such payments in the local currency of such country, provided such choice is consistent with seeking to make the payment in the most expeditious manner possible.

     6.6 AUDITS. During the term of this Agreement and for a period of [ * ] thereafter, at the request and expense of the Payee, the Payor shall permit an independent, certified public accountant of nationally recognized standing appointed by the Payee, and reasonably acceptable to the Payor, at reasonable times and upon reasonable notice, but in no case no more than once per calendar year thereafter, to examine such records as may be necessary for the sole purpose of verifying the calculation and reporting of Net Sales and the correctness of any royalty payment made under this Agreement for any period within the preceding [ * ]. Results of any such examination shall be made available to both Payor and Payee. The independent, certified public accountant shall disclose to the Payee only the royalty amounts which the independent auditor believes to be due and payable hereunder to the Payee and shall disclose no other information revealed in such audit. Any and all records examined by such independent accountant shall be deemed the Payor's Confidential Information which may not be disclosed by said independent, certified public accountant to any Third Party. If, as a result of any inspection of the books and records of the Payor, it is shown that a Payee's payments under this Agreement were less than the amount which should have been paid, then the Payor shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within [ * ]. The Payee shall pay for such audits, except that in the event that the royalty payments made by the Payor were less than [ * ] of the undisputed amounts that should have been paid during the period in question, the Payor shall pay the reasonable costs of the audit.

     6.7  TAXES.

          6.7.1 Sales or Other Transfers. The recipient of any transfer under this Agreement of EXEL Technology, GSK Technology, Information, Development Compounds, Licensed Products or Returned Licensed Products, as the case may be, shall be solely responsible for any sales, use, value added, excise or other non-income taxes applicable to such transfer.

          6.7.2 Withholding. In the event that the Payor, or any of its Affiliates or Sublicensees is required to withhold any tax to the tax or revenue authorities in any country regarding any payment to the Payee due to the laws of such country: (A) such amount shall be promptly paid by the Payor or its Affiliate or Sublicensee for and on behalf of the Payee to the appropriate governmental authority; (B) such amount shall be deducted from the payment to be made by the Payor; and (C) the Payor shall promptly notify the Payee of such withholding and, within a reasonable amount of time after making such deduction, furnish the Payee with proof of payment of such tax together with copies of any tax certificate or other documentation evidencing such withholding sufficient to enable the Payee to support a claim, if permissible, for income tax credit in respect of any amount so withheld. Each of Payor and Payee agrees to cooperate with the other in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect. However, any such deduction or withholding shall be an expense of and borne solely by the Payee.

     6.8  CREDIT  AGAINST  PAYMENTS  FOR  THIRD  PARTY  LICENSE.

          6.8.1 Payments under Third Party Agreements Entered into by EXEL. EXEL shall have sole financial responsibility for all royalty and other payments required to be paid to any Third Party as a result of, or relating to, EXEL's activities under this Agreement including, without limitation, payments due on sales of Licensed Products. Such payments shall be made by EXEL directly to the relevant Third Party in accordance with the provisions of the applicable Third Party license agreement.

          6.8.2 Right of Offset. GSK shall be entitled to an offset against royalties as follows:

               (a) if, during the Term, GSK, [ * ] deems it necessary to seek or obtain a license from any Third Party in order to develop and commercialize a Licensed Product pursuant to the rights and licenses granted hereunder, [ * ] of any royalties or other fees paid to such Third Party under such license shall be deducted from royalties otherwise due EXEL under this Agreement; provided, however, in no event shall such deduction reduce the royalties otherwise payable to EXEL during any calendar year by more than [ * ]; further provided, however, that any deductible amounts not applied in a particular calendar year shall be carried over and applied in subsequent calendar years until the full deduction has been taken; and

               (b)  [  *  ]

          6.8.3 Consultation. GSK shall [ * ] for which GSK would seek to deduct royalties under Section 6.8.2, and shall [ * ] with respect to such proposed license agreement.

     6.9 COMPULSORY LICENSES. In the event that a governmental agency in any country in the Territory grants, or compels EXEL to grant, a license to any Third Party for a Licensed Product, other than to an Affiliate or Sublicensee of GSK, GSK shall [ * ]. For the avoidance of doubt, any sales of Licensed Products by a licensee pursuant to a compulsory license shall in no case be included in the Net Sales calculation or be the basis of any milestone payment(s) under this Agreement.

                                    ARTICLE 7

                                   EXCLUSIVITY

     7.1  EXEL  PROHIBITED  ACTIVITIES.

          7.1.1 Regarding Targets and Compounds. Except as necessary to perform its obligations under this Agreement, EXEL shall not, either alone, through an Affiliate or with any Third Party:

               (a)  during  [  *  ];

               (b)  during  [  *  ];  or

               (c)  during  [  *  ].

          7.1.2 Regarding EXEL Technology. With respect to any given Development Compound, from [ * ] EXEL shall [ * ].

     7.2 EXEL PERMITTED ACTIVITIES. Subject to Section 7.1, but notwithstanding anything else in this Agreement to the contrary:

          7.2.1 Outside the Field. GSK acknowledges and agrees that EXEL is engaged generally in the elucidation of biological pathways in model systems, that biological systems are by their nature redundant, and that, therefore, different pathways may contain the same human molecular target. For example, and without limitation, EXEL has been, and may be in the future, engaged by a Third Party to identify targets in a research field or disease area other than the Field (an "OTHER FIELD"). Such research may result in the identification of human molecular targets that are the same as Existing Targets or Collaboration Targets, and in the case where such identification arises under a Future Third Party Collaboration during [ * ], EXEL shall [ * ].

          7.2.2 Regarding EXEL Biotherapeutic Products. EXEL will not be restricted from conducting any activities related to researching, developing and/or commercializing any EXEL Biotherapeutic Products, provided, however, that EXEL shall [ * ].

          7.2.3 Regarding Targets. EXEL will not be restricted from conducting any activities: (A) related to any Excluded Targets, or (B) with respect to targets outside the Field.

          7.2.4 Regarding Development Compounds. EXEL shall at all times have the right to use any Development Compound [ * ].

     7.3 GSK ACTIVITIES. GSK will not be restricted from conducting any activities, including, without limitation, activities in the Field outside this Agreement; provided that the foregoing shall not be construed to grant to GSK any license under the EXEL Technology except as expressly provided in this Agreement. GSK covenants [ * ].

     7.4  EXISTING  THIRD  PARTY  COLLABORATIONS.

          7.4.1 Oncology Collaborations. GSK acknowledges [ * ] (each, an "ONCOLOGY COLLABORATOR"), and [ * ].

          7.4.2 Non-Selected Targets. Notwithstanding the foregoing, pursuant to an Existing Third Party Collaboration with an Oncology Collaborator, with respect to [ * ] (each, a "NON-SELECTED TARGET"), EXEL hereby agrees [ * ].

          7.4.3 Encumbered Targets and Compounds. Pursuant to an Existing Third Party Collaboration with an Oncology Collaborator, EXEL retains the right to [ * ] (each, an "ENCUMBERED TARGET"). However, GSK understands and acknowledges that such Existing Third Party Collaboration [ * ] (each, an "ENCUMBERED COMPOUND"), including without limitation, [ * ]. At any time [ * ].

     7.5 EXCLUDED COMPOUNDS. The Parties expressly acknowledge and agree that GSK shall have no rights under this Agreement with respect to [ * ].

                                    ARTICLE 8

     OWNERSHIP  OF  INTELLECTUAL  PROPERTY  AND  PATENT  RIGHTS

     8.1  OWNERSHIP.

          8.1.1  Generally.

               (a) GSK and its Affiliates shall retain all of their right, title and interest in and to the GSK Technology existing as of the Effective Date, and the EXEL Entities (subject to completion by Artemis Pharmaceuticals GmbH ("ARTEMIS") of its asset transfer obligations under the Artemis Agreement) shall retain all of their right, title and interest in and to the EXEL Technology existing as of the Effective Date; including without limitation the right to transfer or license such intellectual property to Third Parties for any purpose, subject only to each Party's obligations under this Agreement, including but not limited to the obligations set forth in Article 7 and the licenses granted in
Article 5. Following the Effective Date, subject to Section 8.1.1(b), GSK and its Affiliates shall retain all of their right, title and interest in and to the GSK Technology, and the EXEL Entities (subject to completion by Artemis of its asset transfer obligations under the Artemis Agreement) shall retain all of their right, title and interest in and to the EXEL Technology, in each case developed during the Term, subject to the rights granted to each Party under this Agreement.

               (b) Notwithstanding Section 8.1.1(a), all right, title and interest in and to all [ * ], shall be owned by [ * ], except that any [ * ] ("GSK COMPOUND INVENTIONS") shall be solely owned by [ * ]. GSK shall [ * ]. For purposes of this Agreement, "COMPOUND INVENTIONS" shall mean [ * ] that is discovered, conceived or created solely or jointly by employees, agents or consultants of [ * ] in the course of performing their respective activities under the Development Program.

                    (i) For the avoidance of doubt, Patents [ * ] ("COMPOUND PATENTS"), if any, shall be [ * ].

                    (ii) To the extent that any such Compound Patent [ * ] GSK shall [ * ].

               (c) All right, title and interest in and to all [ * ], shall be owned by GSK or its Affiliates. All right, title and interest in and to all [ * ], shall be jointly owned by GSK or the relevant Affiliate and the EXEL Entities in equal and undivided shares. Except as expressly provided in this Agreement, neither Party shall have any obligation to account to the other for profits, or to obtain any consent of the other Party to license or exploit patented jointly-owned subject matter, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

          8.1.2 Patent Filings. The Party responsible for Prosecution and Maintenance of Patents claiming any Collaboration Technology as set forth in Sections 8.1.3 and 8.1.4 shall use reasonable diligent efforts (which shall include, without limitation, ensuring that, in the case of EXEL, EXEL Deutschland GmbH, and in the case of GSK, its Affiliates, comply with all reasonable requests relating to such Prosecution and Maintenance of Patents) to obtain a reasonable scope of protection for Development Compounds and Licensed Products, as applicable, and will consider in good faith reasonable comments provided by the other Party.

          8.1.3 Compound Patents and Joint Patents. The responsibility and strategy for Prosecution and Maintenance of Compound Patents and Patents claiming any jointly owned Collaboration Technology shall be [ * ]. The Parties shall cooperate to prepare and prosecute patent applications for Compound Patents and Patents claiming any such Collaboration Technology in a manner that ensures a reasonable scope of protection for the relevant subject matter.

          8.1.4 Solely Owned Patents. GSK or EXEL, as the case may be, shall control the Prosecution and Maintenance of Patents claiming any Collaboration Technology owned solely by GSK or its Affiliates, or the EXEL Entities, as the case may be, and as set forth in Section 8.1.1, in each case [ * ]; provided, however, that the control of the Prosecution and Maintenance of Compound Patents shall be subject to 8.1.3 and the Patent Costs related thereto shall be subject to Section 8.2.1.

          8.1.5  Other  Matters  Pertaining  to  Prosecution  of  Patents.

               (a) The Collaboration Committee shall establish a subcommittee (the "PATENT SUBCOMMITTEE") to coordinate Prosecution and Maintenance of the Compound Patents and patents claiming any jointly owned Collaboration Technology. The Patent Subcommittee shall report to the Collaboration Committee. Each Party shall submit to the Patent Subcommittee copies of all correspondence with patent authorities covering such Collaboration Technology for which such Party has responsibility for Prosecution and Maintenance. Each Party shall keep the Patent Subcommittee informed as to material developments with respect to the Prosecution and Maintenance of Patents claiming such Collaboration Technology, including without limitation, by providing upon request copies of any substantive documents that such Party or its relevant Affiliate receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and by providing the other Party the opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance. Without limiting the foregoing, neither Party shall [ * ].

               (b) If, during the Term, the Party responsible for prosecuting a Patent claiming jointly owned Collaboration Technology or any Compound Patent (the "PROSECUTING PARTY"), intends to allow such Patent to lapse or become abandoned without having first filed a substitute, the Prosecuting Party shall, whenever practicable, notify the other Party of such intention at least [ * ] prior to the date upon which such Patent shall lapse or become abandoned, and such other Party shall thereupon have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof [ * ].

     8.2  PATENT  COSTS.

          8.2.1  Collaboration  Technology and Compound Patents. As set forth in
Section 8.1.4, [ * ] shall be responsible for [ * ] associated with the Prosecution and Maintenance of Patents claiming any [ * ]; provided, however, that EXEL and GSK shall [ * ]. EXEL and GSK shall [ * ], unless the Parties otherwise agree.

          8.2.2 Existing EXEL Technology and GSK Technology. EXEL shall be responsible for [ * ] with respect to EXEL Technology existing as of the Effective Date. GSK shall be responsible for [ * ] with respect to GSK Technology existing as of the Effective Date. If a Party chooses not to Prosecute and Maintain a [ * ], then to the extent such Party owns such Patent, it shall use good faith efforts to promptly notify the other Party of its decision. Thereafter, if such Patent [ * ], the other Party shall [ * ].

     8.3  ENFORCEMENT  RIGHTS.

          8.3.1  Defense  and  Settlement  of  Third  Party  Claims.

               (a) Development Compounds. If a Third Party asserts that a Patent or other right owned by it is infringed by the manufacture, use, sale or importation of [ * ], the Party first having knowledge of such a claim shall promptly provide the other Party notice of such claim and the related facts in reasonable detail. In such event, [ * ] shall determine best how to control the defense of any such claim; provided, however, that if such claim also covers [ * ] then [ * ] shall control. In the event [ * ] on the strategy for the defense of any such claim, such defense shall be controlled by [ * ]; provided, that [ * ] shall have the right [ * ] to participate in such defense and to be represented by counsel of its choice. The Party that controls the defense of a given claim with respect to [ * ], shall also have the right to control settlement of such claim.

               (b) Licensed Products. If a Third Party asserts that a Patent or other right owned by it is infringed by the manufacture, use, sale or importation of [ * ], [ * ] shall have the primary right but not the obligation to control the defense of any such assertions [ * ]. In the event [ * ] elects to control the defense of any such Third Party claims, [ * ] shall have the right to control the settlement of such claims; provided, however, that no settlement shall be entered into [ * ]. Any Third Party royalties that arise in connection with the settlement of a Third Party claim of infringement against a Licensed Product shall be subject to [ * ]. In any event, the Parties shall reasonably assist one another and cooperate in any such litigation at the other's request without expense to the requesting Party. Each Party may [ * ] join any defense brought by the other Party.

          8.3.2 Infringement by Third Parties. If any Party learns of an infringement, unauthorized use, misappropriation or ownership claim or threatened infringement or other such activity by a Third Party with respect to [ * ] ("COMPETITIVE INFRINGEMENT"), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Competitive Infringement.

               (a) [ * ] shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to Competitive Infringement of a Patent claiming [ * ], by counsel of its own choice, and [ * ] shall have the right, [ * ], to be represented in that action by counsel of its own choice. If [ * ] fails to bring an action or proceeding within a period of [ * ] after a request by [ * ] to do so, then, to the extent that such Competitive Infringement relates to [ * ], [ * ] shall have the right to bring and control any such action by counsel of its own choice, and [ * ] shall have the right to be represented in any such action by counsel of its own choice [ * ]. Notwithstanding the foregoing, in the event that a Competitive Infringement implicates a Patent that covers [ * ].

               (b) [ * ] shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to Competitive Infringement of a Patent claiming [ * ], by counsel of its own choice, and [ * ] shall have the right, at its own expense, to be represented in that action by counsel of its own choice. If [ * ] fails to bring an action or proceeding within a period of [ * ] after a request by [ * ] to do so, [ * ] shall have the right to bring and control any such action by counsel of its own choice, and [ * ] shall have the right to be represented in any such action by counsel of its own choice [ * ].

               (c) If one Party brings any such action or proceeding in accordance with this Section 8.3.2, the second Party agrees to be joined as a party plaintiff and to give the first Party reasonable assistance and authority to file and prosecute the suit. The costs and expenses of the Party bringing suit under this Section 8.3.2 shall be borne by [ * ], and any damages or other monetary awards recovered shall be shared [ * ]. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 8.3.2 may be entered into without the consent of the Party not bringing the suit; provided that [ * ].

               (d) Subject to Sections 8.3.2(a), (b) and (c), with respect to Patents claiming [ * ], [ * ] may proceed in such manner as the law permits. [ * ] shall bear [ * ], and the amount of recovery actually received by [ * ] shall first be applied to reimburse [ * ]; and then any remaining proceeds shall be allocated [ * ].

                                   ARTICLE  9

                              CONFIDENTIALITY

     9.1 CONFIDENTIALITY; EXCEPTIONS. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party (the "RECEIVING PARTY") shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information or other confidential and proprietary information and materials patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the "DISCLOSING PARTY") or otherwise received or accessed by a Receiving Party in the course of performing its obligations under this Agreement including, but not limited to trade secrets, know-how, proprietary information, formulae, processes, techniques and information relating to a Party's past, present and future marketing, financial, and research and development activities of any product of the Disclosing Party and the pricing thereof (collectively, "CONFIDENTIAL INFORMATION"), except to the extent that it can be established by the Receiving Party that such Confidential Information:

          9.1.1 was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to, or learned by, the Receiving Party, or was otherwise developed independently by the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

          9.1.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

          9.1.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

          9.1.4 was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others. Notwithstanding any disclosure of Confidential Information of the Disclosing Party to the Receiving Party, no ownership of such Confidential Information shall be transferred as a result of such disclosure.

     9.2 AUTHORIZED DISCLOSURE. Except as expressly provided otherwise in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows: (i) under appropriate confidentiality provisions substantially equivalent to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement through an Affiliate or any Third Party (including the rights to commercialize Licensed Products and to grant licenses and sublicenses hereunder); or (ii) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining regulatory approval, conducting preclinical activities or clinical trials, marketing Licensed Products, or otherwise required by law; provided, however, that if a Receiving Party is required by law or regulation to make any such disclosure of a Disclosing Party's Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the Disclosing Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; or (iii) in communication with investors, consultants, advisors or others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; or (iv) to the extent mutually agreed to in writing by the Parties.

     9.3 ADDITIONAL CONFIDENTIALITY REQUIREMENTS. In addition to the foregoing, any Information or other Collaboration Technology developed pursuant to the Development Program that solely relates to Development Compounds (for so long as GSK's ability to exercise a Development Election with respect to same have not expired) or Licensed Products that is necessary or useful for GSK to continue to develop such Development Compounds or Licensed Products, shall be deemed to be the Confidential Information of each Party as a Disclosing Party and each Party shall have the obligations of a Receiving Party pursuant to this Article 9, except for disclosures to permitted Sublicensees as set forth in this Agreement, and except to any Third Party in connection with EXEL's rights pursuant to
Section 4.4, without the prior written consent of both Parties This obligation shall not apply to any Information or other Collaboration Technology that has general utility as it relates to any use or application other than such Development Compounds or Licensed Products.

     9.4 TERMINATION OF PRIOR AGREEMENT. This Agreement supersedes the Non-Disclosure Agreement executed by EXEL and GSK dated [ * ] (including any and all amendments thereto). All information exchanged between the Parties under that Agreement shall be deemed Confidential Information hereunder and shall be subject to the terms of this Article 9.

     9.5 REMEDIES. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Article 9.

     9.6 PUBLICATIONS. Each Party shall submit any proposed publication containing Confidential Information of the other Party to the other Party at least [ * ] in advance to allow that Party to review such planned public disclosure. The reviewing Party will promptly review such proposed publication and respond in any event within [ * ] and make any objections that it may have to the publication of Confidential Information of the reviewing Party contained therein. Should the reviewing Party make an objection to the publication of any such Confidential Information, then the Parties shall discuss the advantages and disadvantages of publishing such Confidential Information. If the Parties are unable to agree on whether to publish the same, subject to Section 14.1, [ * ] shall attempt to resolve the matter but if it is unable to do so such matter shall be resolved in accordance with the dispute resolution provisions of
Section 14.2. Notwithstanding the foregoing, upon the reviewing Party's request, the other Party shall not submit any such publication until the reviewing Party is given a reasonable period of time to secure patent protection for any material in such publication that it believes to be patentable.

                                   ARTICLE  10

                    REPRESENTATIONS;  WARRANTIES  AND  COVENANTS

     10.1 REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES. Each Party represents and warrants to the other Party, as of the Effective Date, that:

          10.1.1 such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

          10.1.2 such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

          10.1.3 this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

          10.1.4 the execution, delivery and performance of this Agreement by such Party, including without limitation the grant of rights to the other Party pursuant to this Agreement, does not: (A) conflict with, nor result in any violation of or default under, any agreement, instrument or understanding, oral or written, to which it or any Affiliate is a party or by which it or any Affiliate is bound; (B) conflict with any rights granted by such Party to any Third Party or breach any obligation that such Party has to any Third Party; nor
(C) violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

          10.1.5 no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect is necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required under the Stock Purchase Agreement; and

          10.1.6 it has not employed (and, to the best of its knowledge without further duty of inquiry, has not used a contractor or consultant that has employed) any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA), or, to the best of its knowledge without further duty of inquiry, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of the preclinical or clinical studies of Development Compounds and its activities under the Development Program.

     10.2 REPRESENTATIONS AND WARRANTIES OF EXEL. EXEL represents and warrants to GSK, as of the Effective Date, that:

          10.2.1 to the best of its knowledge and belief, EXEL Controls all rights it purports to grant to GSK to the EXEL Know-How and EXEL Patents under this Agreement;

          10.2.2 to the best of its knowledge and belief: (A) the issued EXEL Patents, if any, listed as Schedule 1.62 are valid and in full force and effect;
(B) the EXEL Patents are not the subject of any interference or opposition proceedings; and (C) EXEL is not aware of any pending or threatened action, suit proceeding or claim by a Third Party challenging the ownership rights in, validity or scope of such EXEL Patents;

          10.2.3 to the best of its knowledge and belief: (A) EXEL is not aware of any notice from any Third Party asserting any ownership rights to any of the EXEL Know-How; and (B) EXEL is not aware of any pending or threatened action, suit, proceeding or claim by a Third Party asserting that EXEL is infringing or otherwise is violating any patents, trade secret or other proprietary right of any Third Party as would reasonably be expected to result in a material adverse effect upon the ability of EXEL to fulfill any of its obligations under this Agreement;

          10.2.4 to the best of its knowledge and belief, EXEL has not granted any right to any Third Party relating to the EXEL Technology which conflicts with the rights granted to GSK hereunder;

          10.2.5  No  [  *  ]  Controls  any  [  *  ]  that  are  [  *  ];

          10.2.6 EXEL has all [ * ] to conduct the activities to be conducted by EXEL under this Agreement and to fulfill its obligations under this Agreement;

          10.2.7 the agreements identified on Schedule 1.68 comprise a complete and accurate list of all collaboration agreements between EXEL and a Third Party in existence on the Effective Date that [ * ] pursuant to this Agreement;

          10.2.8 (A) the Existing Third Party Collaborations [ * ]; (B) EXEL has [ * ];

          10.2.9 EXEL is not a party to any arrangement or agreement that EXEL reasonably believes [ * ];

          10.2.10 the compounds identified on Schedule 1.66 comprise a complete and accurate list of all compounds identified as [ * ] as of the Effective Date;

          10.2.11 the human molecular targets identified on Schedule 1.67 comprise a complete and accurate list of all human molecular targets [ * ] as of the Effective Date and do not include any Excluded Targets or Biotherapeutic Targets;

          10.2.12 to the best of its knowledge and belief, the targets identified on Schedule 1.65 meet all of the criteria set forth in Section 2.5.3;

          10.2.13 other than as described in the SEC Filings (as defined in Section 4.5.1 of the Stock Purchase Agreement, there are no claims, actions, or proceedings pending or, to EXEL's knowledge, threatened; nor, except as disclosed on Schedule 4.6 of the Stock Purchase Agreement, are there any formal inquiries or notices which may lead to the institution of such legal proceedings, against EXEL or its properties, assets or business, which if adversely decided, would, individually or in the aggregate, have a material adverse effect or prevent EXEL's ability to conduct the Development Program or to grant the licenses to be granted to GSK upon the exercise of GSK's Development Election;

          10.2.14 EXEL has not [ * ] which EXEL reasonably believes would [ * ]; and

          10.2.15 to the best of EXEL's knowledge and belief the Employee Agreements and the Artemis Intellectual Property constitute substantially all of the intellectual property rights and other enabling rights [ * ] (as defined in the Artemis Agreement). For purposes of this Section 10.2.15: (A) the "EMPLOYEE AGREEMENTS" means the employee agreements, between Artemis Pharmaceutical GmbH and its employees that were transferred to Exelixis Deutschland GmbH; and (B) the "ARTEMIS INTELLECTUAL PROPERTY" means the Assets, Know-how, Contracts and Joint Contracts (as the same are defined under Artemis Agreement) that were transferred, to be transferred, or to be managed under the Artemis Agreement in accordance with the provisions thereof.

     10.3 COVENANTS OF EXEL. EXEL covenants and agrees, from and after the Effective Date and during the Term, that:

          10.3.1 EXEL shall provide access to Confidential Information of GSK only to EXEL's employees, consultants and independent contractors who, in each case, need such access (including without limitation access to GSK Know-How on any database that is owned or controlled by EXEL or its Affiliates which access shall in all cases be password-protected or otherwise similarly restricted) to perform services or activities under the Development Program and who, prior to such access, have executed appropriate confidentiality and invention assignment agreements to protect the Confidential Information of GSK and to retain or obtain ownership of all EXEL Technology;

          10.3.2 EXEL shall not amend the terms of any [ * ] in such a manner as would have a material adverse effect on EXEL's performance of its obligations under this Agreement, in whole or in part, without the prior written consent of GSK;

          10.3.3 EXEL shall not enter into any agreement with any Third Party that EXEL reasonably believes would materially adversely affect EXEL's ability to successfully conduct the Development Program;

          10.3.4 all Collaboration Technology that is discovered, conceived or created solely or jointly by the employees, agents, consultants or subcontractors (with respect to subcontractors, subject to Section 3.11) of EXEL or its Affiliates shall be Controlled by the EXEL Entities during the Term;

          10.3.5 subject to Section 7.1.1, during the Term, EXEL shall not grant any right to any Third Party relating to the EXEL Technology which conflicts with the rights granted to GSK hereunder. Except as may be provided under the Loan Agreement, during the Term EXEL shall not encumber the EXEL Patents with liens, mortgages, security interests or another similar interest that would give the holder the right to convert the interest into patent ownership, unless the encumbrance is expressly subject to the licenses herein;

          10.3.6 it shall not employ (or, to the best of its knowledge without further duty of inquiry, shall not use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA), or, to the best of its knowledge without further duty of inquiry, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of the preclinical or clinical studies of Development Compounds and its activities under the Development Program;

          10.3.7 EXEL shall perform its activities under the Development Program in compliance with good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country where such activities are conducted;

          10.3.8 none of the EXEL Entities will initiate any legal suits, claims, actions, proceedings or demands under any EXEL Technology based upon GSK using any Existing Targets or Collaboration Targets solely for the further development of Licensed Products; and

          10.3.9  EXEL  shall  use  all reasonable efforts to ensure that [ * ].

     10.4 REPRESENTATION AND WARRANTY OF GSK. GSK represents and warrants to EXEL, as of the Effective Date, that GSK [ * ].

     10.5 COVENANTS OF GSK. GSK covenants and agrees, from and after the Effective Date and during the Term, that:

          10.5.1 GSK shall provide access to Confidential Information of EXEL only to GSK's employees, consultants and independent contractors who, in each case, need such access (including without limitation access to EXEL Know-How on any database that is owned or controlled by GSK or its Affiliates which access shall in all cases be password-protected or otherwise similarly restricted) to perform services or development activities under this Agreement, and who, prior to such access, have executed appropriate confidentiality and invention assignment agreements to protect the Confidential Information of EXEL and to retain or obtain ownership of all GSK Technology;

          10.5.2 it shall not employ (or, to the best of its knowledge without further duty of inquiry, shall not use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA), or, to the best of its knowledge without further duty of inquiry, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of the preclinical or clinical studies of Development Compounds and its development activities; and

          10.5.3 GSK shall perform its development activities in compliance with good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country where such activities are conducted.

     10.6 DISCLAIMER. Except as otherwise expressly set forth in this Agreement, neither Party makes any representation or extends any warranty of any kind either express or implied, including, but not limited to, any warranty that any Patents are valid or enforceable or that their exercise does not infringe any patent rights of Third Parties. A holding of invalidity or unenforceability of any Patent, from which no further appeal is or can be taken, shall not affect any obligation already accrued hereunder, but shall only eliminate royalties otherwise due under such Patent from the date such holding becomes final in accordance with this Agreement.

                                   ARTICLE  11

                         INDEMNIFICATION;  INSURANCE

     11.1 INDEMNIFICATION BY GSK. GSK shall indemnify, defend and hold harmless EXEL, and its Affiliates, and their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses including, but not limited to, the reasonable fees of attorneys and other professionals (collectively "LOSSES"), arising out of or resulting from any and all Third Party suits, claims actions, proceedings or demands based upon:

          11.1.1 negligence, recklessness or wrongful intentional acts or omissions of GSK or its Affiliates and their respective directors, officers, employees and agents, in connection with GSK's performance of its obligations under this Agreement; except, in each case, to the comparative extent such claim arose out of or resulted from the negligence, recklessness or wrongful intentional acts or omissions of EXEL or its Affiliates, and their respective directors, officers, employees and agents (including their Sublicensees and subcontractors);

          11.1.2  any breach of any representation or warranty made by GSK under
Article  10;  or

          11.1.3 the research, development, manufacture, use, handling, storage, sale or other disposition of chemical agents or Licensed Products by GSK, its Affiliates, agents or Sublicensees.

     11.2 INDEMNIFICATION BY EXEL. EXEL shall indemnify, defend and hold harmless GSK and its Affiliates, and their respective directors, officers, employees and agents, from and against any and all Losses, arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands based upon:

          11.2.1 negligence, recklessness or wrongful intentional acts or omissions of EXEL or its Affiliates and their respective directors, officers, employees and agents, in connection with EXEL's performance of its obligations under this Agreement; except, in each case, to the comparative extent such claim arose out of or resulted from the negligence, recklessness or wrongful intentional acts or omissions of GSK or its Affiliates, and their respective directors, officers, employees and agents (including their Sublicensees and subcontractors);

          11.2.2 any breach of any representation, warranty or covenant made by EXEL under Article 10; or

          11.2.3 the development, manufacture, use, handling, storage, sale or other disposition of chemical agents or Development Compounds (including, without limitation, all Development Candidates, Refused Candidates and Returned Licensed Products) by EXEL, its Affiliates, agents or Sublicensees.

     11.3 PROCEDURE. In the event that any person (an "INDEMNITEE") entitled to indemnification under Section 11.1 or Section 11.2 is seeking such indemnification, such Indemnitee shall: (i) inform, in writing, the indemnifying Party of the claim as soon as reasonably practicable after such Indemnitee receives notice of such claim; (ii) permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party; provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or other Party); (iii) cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim; and (iv) undertake all reasonable steps to mitigate any loss, damage or expense with respect to the claim(s).

     11.4 COMPLETE INDEMNIFICATION. All costs and expenses incurred by an Indemnitee in connection with enforcement of Sections 11.1 and 11.2 shall also be reimbursed by the indemnifying Party.

     11.5  INSURANCE.

          11.5.1 EXEL's Insurance Obligations. EXEL shall maintain, at its cost, adequate insurance against liability and other risks associated with its activities contemplated by this Agreement, including but not limited to its clinical trials and its indemnification obligations herein, in such amounts and on such terms as are customary in the biotechnology industry for the activities to be conducted by it under this Agreement and shall name GSK as an additional insured as its interest may appear in such insurance policies. At a minimum, EXEL shall maintain, at its cost, a general liability insurance policy providing coverage of at least [ * ]. EXEL shall furnish to GSK evidence of such insurance, upon request

          11.5.2 GSK's Insurance Obligations. GSK shall maintain, at its cost, adequate insurance against liability and other risks associated with its activities and obligations under this Agreement in such amounts and on such terms as are customary in the pharmaceutical industry for the activities to be conducted by it under this Agreement. Alternatively, GSK shall have the right to satisfy its obligations under this Section 11.5.2 through a program of self-insurance. GSK shall furnish to EXEL evidence of such insurance, upon request.

                                   ARTICLE  12

                              TERM  AND  TERMINATION

     12.1 TERM; EXPIRATION. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 12, shall expire as follows:

          12.1.1 on a Product-by-Product, and country-by-country, basis until the expiration of all payment obligations under this Agreement with respect to such Product in such country; and

          12.1.2 in its entirety upon the expiration of all payment obligations under this Agreement with respect to the last Product in all countries in the Territory pursuant to Section 12.1.1. The period from the Effective Date to the expiration of the entire Agreement pursuant to this Section 12.1.2 shall be the "TERM."

     12.2  TERMINATION  FOR  CAUSE;  OTHER  BREACHES.

          12.2.1 Material Breach. Either Party (the "NON-BREACHING PARTY") may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its entirety in the event the other Party (the "BREACHING PARTY") shall have committed a Material Breach and such Material Breach shall have continued and/or remained uncured for [ * ] after written notice thereof was provided to the Breaching Party by the Non-breaching Party. Any such termination shall become effective at the end of such [ * ] period, unless the Breaching Party has cured any such Material Breach prior to the expiration of such [ * ]. The right of either Party to terminate this Agreement as provided in this Section 12.2.1 shall not be affected in any way by such Party's waiver or failure to take action with respect to any previous default. A "MATERIAL BREACH" shall mean: (A) with respect to GSK, that [ * ]; or (B) with respect to EXEL, that [ * ].

     12.2.2 Other Breach. For any breach other than a Material Breach (an "OTHER BREACH"), the Non-breaching Party shall have all rights and remedies available to it at law or in equity, as may be appropriate and, in accordance with Section 14.2, to protect the interest of the Non-breaching Party with respect to such Other Breach, provided that the right of the Non-breaching Party to proceed with its rights and remedies hereunder shall: (A) if such Other Breach relates to any matter other than non-payment of any amounts due hereunder, not be effective for [ * ] after written notice thereof was provided to the Breaching Party by the Non-breaching Party; or (B) if such Other Breach resulted from the Breaching Party's failure to pay any amounts due hereunder, not be effective for [ * ] after written notice thereof was provided to the Breaching Party by the Non-breaching Party. Upon the Breaching Party's receipt of such notice and until the earlier of the Breaching Party's cure of such Other Breach or the resolution of such Other Breach pursuant to Section 14.2, [ * ].

     12.3  GSK  UNILATERAL  TERMINATION  RIGHTS.

          12.3.1 For Failure of Performance Requirements. GSK shall have the right, for a period of [ * ] commencing [ * ], to terminate this Agreement in its entirety upon written notice to EXEL in the event EXEL has failed to meet its minimum performance requirement set forth in [ * ]. In such event, GSK's obligation to make the Research and Development Payment [ * ] shall be tolled until [ * ]. For the avoidance of doubt, any decision by GSK not to terminate this Agreement pursuant to this Section 12.3.1, shall not be deemed to be acceptance of any Development Compound as a Development Candidate.

          12.3.2 Discretionary. GSK shall have the right to terminate this Agreement in its entirety for any reason or no reason at all, at its sole discretion, upon [ * ] prior written notice to EXEL; provided that such notice may not be given until [ * ].

          12.3.3 Licensed Product by Licensed Product. GSK may terminate, for any reason or no reason at all, in its sole discretion, this Agreement as to any particular Licensed Product, on a country-by-country basis, upon [ * ] prior written notice to EXEL.

     12.4  TERMINATION  FOR  INSOLVENCY.

          12.4.1 Insolvency. Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [ * ] after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors.

          12.4.2 Bankruptcy Code Section 365(n). All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the "BANKRUPTCY CODE") licenses of rights to "intellectual property" as defined in
Section 101(56) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

     12.5 EFFECT OF TERMINATION UPON CERTAIN PAYMENT TERMS. Notwithstanding anything herein to the contrary, GSK shall not be obligated to pay any payment otherwise payable under Section 6.2.2 as a result of the occurrence of a milestone event if the milestone occurs after the last day of the cure period described in Section 12.2.1 for the breach event which remained uncured and gave rise to a right of termination by GSK pursuant to Section 12.2.1. Similarly, in the event that GSK terminates this Agreement with respect to a particular Licensed Product in a particular country or countries in the Territory in accordance with Section 12.3.3, GSK shall not be obligated to pay any milestone payment under Section 6.2.2 as the result of the occurrence of a milestone event with respect to such terminated Licensed Product if the milestone event occurs in any terminated country more than [ * ] after notice of such termination is properly given by GSK pursuant to Section 12.3.3.

     12.6  EFFECT  OF  TERMINATION.

          12.6.1  Upon  Expiration  of  the  Term.

               (a) Following the expiration of the Term with respect to a Licensed Product in a country pursuant to Section 12.1.1, subject to the terms and conditions of this Agreement, GSK shall have a non-exclusive, fully-paid, right and license, with the right to grant sublicenses, under the EXEL Technology licensed hereunder solely to continue to make, have made, use, sell, offer for sale and import the Licensed Product in such country, for so long as it continues to do so. Following the expiration of the Term with respect to any Returned Licensed Product or EXEL Product in a country pursuant to Section 12.1.1, subject to the terms and conditions of this Agreement, EXEL shall have a non-exclusive, fully-paid, right and license, with the right to grant sublicenses, under the GSK Technology licensed hereunder solely to continue to make, have made, use, sell, offer for sale and import the applicable Returned Licensed Product or EXEL Product, as the case may be, in such country, for so long as it continues to do so.

               (b)  Following expiration of the Term in its entirety pursuant to
Section 12.1.2, subject to the terms and conditions of this Agreement, GSK shall have a non-exclusive, fully-paid, right and license, with the right to grant sublicenses, under the EXEL Technology licensed hereunder solely to continue to make, have made, use, sell, offer for sale and import all Licensed Products in the Territory, for so long as it continues to do so. Following the expiration of the Term in its entirety pursuant to Section 12.1.2, subject to the terms and conditions of this Agreement, EXEL shall have a non-exclusive, fully-paid, right and license, with the right to grant sublicenses, under GSK Technology licensed hereunder solely to continue to make, have made, use, sell, offer for sale and import the applicable Returned Licensed Product, or EXEL Product, as the case may be, for so long as it continues to do so.

          12.6.2  Upon  Unilateral  Termination  by  GSK.

               (a)  For  Failure  of  Performance  Requirements.  [  *  ]

               (b)  Discretionary.  [  *  ]

               (c) Licensed Product by Licensed Product. In the event of a termination of this Agreement by GSK pursuant to Section 12.3.3 with respect to a given Licensed Product in a given country(ies): (1) such Licensed Product in such country(ies) shall be deemed to be a Returned Licensed Product under
Section 5.5; and (2) thereafter, the terms and conditions of this Agreement shall apply with respect to such Returned Licensed Product in such country(ies).

          12.6.3 Upon Termination by GSK for Cause. In the event of a termination of this Agreement in its entirety by GSK: (A) pursuant to Section
12.2.1 upon Material Breach by EXEL; or (B) pursuant to Section 12.4 upon the insolvency of EXEL:

                    [  *  ]

          12.6.4 Upon Termination by EXEL for Cause. In the event of a termination of this Agreement in its entirety: (A) by EXEL pursuant to Section
12.2.1 upon Material Breach by GSK; or (B) pursuant to Section 12.4 upon the insolvency of GSK:

                    [  *  ]

          12.6.5  Accrued  Rights;  Surviving  Obligations.

               (a) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration including, without limitation, the payment obligations under Article 6 hereof and any and all damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.

               (b) In addition to the provisions of this Agreement which expressly survive as set forth in this Article 12 or elsewhere in this Agreement, all of the Parties' rights and obligations under, and/or the provisions contained in, Sections 6.5, 6.6, 6.7, 12.5, 12.6, 13.1.2, and Articles 1, 8 (except for Sections 8.1.2 and 8.1.5), 9, 11 and 14 shall survive the expiration, termination or relinquishment of this Agreement.

                                   ARTICLE  13

                              CHANGE  OF  CONTROL

     13.1 MAJOR PHARMACEUTICAL COMPANY. In the event of a Change of Control of EXEL (each such event, a "SUBJECT TRANSACTION"), and the surviving Person (each, a "SUBSEQUENTLY AFFILIATED COMPANY") is a Major Pharmaceutical Company:

          13.1.1 Automatic Effect. In all cases hereunder, regardless of whether GSK elects to terminate this Agreement or not, in accordance with Section [ * ] 13.1.2, effective [ * ] the consummation of such Subject Transaction:

                         [  *  ]

          13.1.2 GSK Right to Terminate. In the event that such Subject Transaction occurs prior to the expiration of the Development Term, or the Extension Period, if any, then GSK shall have the right, upon written notice to EXEL within [ * ] of the consummation of such Change of Control, to terminate this Agreement. In the event GSK so elects to terminate this Agreement:

                         [  *  ]

          13.1.3 Effect of No Termination. In the event GSK elects not to terminate this Agreement as set forth in Section 13.1.2, then:

                         [  *  ]

          13.1.4 Major Pharmaceutical Company Defined. As used in Section 13.1 and 13.2, a "MAJOR PHARMACEUTICAL COMPANY" shall mean any Person that, together with its Affiliates, has [ * ].

     13.2 BIOTECHNOLOGY COMPANY. If the Subsequently Affiliated Company is a Biotechnology Company:

          13.2.1 Automatic Effect. Effective [ * ] the consummation of such Subject Transaction:

          13.2.2 Biotechnology Company Defined. As used herein, a "BIOTECHNOLOGY COMPANY" shall mean any Person other than a Major Pharmaceutical Company.

                                   ARTICLE 14

                                  MISCELLANEOUS

     14.1 PUBLICITY. Neither Party shall originate any written publicity, news release or other announcement or statement relating to the announcement or terms of this Agreement (collectively, a "WRITTEN DISCLOSURE"), without the prompt prior review and written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law, rule or regulation or any listing or trading agreement concerning its or its Affiliates' publicly traded securities; provided, however, that such Written Disclosure shall minimize to the extent possible the financial information disclosed, and that prior to making such Written Disclosure, the disclosing Party shall provide to the other Party a copy of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the Written Disclosure and provide comments within [ * ] of the proposed drafts of the Written Disclosure. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding question & answer outline for use in responding to inquiries about the Agreement; thereafter, GSK and EXEL may each disclose to Third Parties the information contained in such press release and question & answer outline without the need for further approval by the other.

     14.2 DISPUTE RESOLUTION. Prior to the commencement of any litigation under this Agreement, the Executive Officer of the Party considering commencement of such litigation shall notify the Executive Officer of the other Party that such litigation is being contemplated. For at least [ * ] following the delivery of such notice, the Parties' Executive Officers shall use good faith efforts to make themselves available to discuss the dispute and attempt to resolve the matter. If the dispute is not resolved within such [ * ], the Parties agree to submit the dispute for non-binding mediation (with the understanding that the role of the mediator shall not be to render a decision but to assist the Parties in reaching a mutually acceptable resolution), which shall occur within a period of not more than [ * ]. If the dispute is not resolved within such [ * ], either Party may commence litigation with respect to the subject matter of the dispute and with respect to any other claims it may have and thereafter neither Party hereto shall have any further obligation under this Section 14.2.

     14.3 GOVERNING LAW; JURISDICTION. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of New York, U.S.A., without reference to conflicts of laws principles.

     14.4 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND ANY RELATED INSTRUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.4.

     14.5 ASSIGNMENT. This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto. Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, to an Affiliate or to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms and conditions of this Agreement. No assignment and transfer shall be valid and effective unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

     14.6  REGULATORY  REVIEW.

          14.6.1 Tolling of Payment Obligations. If the exercise by GSK of any Development Election under Section 4.3 requires the making of filings under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR ACT"), or under any similar premerger notification provision in the European Union or any other jurisdiction, then all rights and obligations related to the exercise of such Development Election shall be tolled until the applicable waiting period has expired or been terminated or until approval or clearance from the reviewing authority has been received, and each Party agrees to diligently make any such filings and respond to any request for information to expedite review of such transaction.

          14.6.2 Resolution of Regulatory Authority Opposition. If the antitrust enforcement authorities in the U.S. make a second request under the HSR Act, or any antitrust enforcement authority in another jurisdiction commences an investigation into the exercise by GSK of a Development Election, then the Parties shall, in good faith, cooperate with each other and take reasonable actions to attempt to: (A) resolve all enforcement agency concerns about the transaction under investigation; and (B) diligently oppose any enforcement agency opposition to such transaction. In the event the enforcement agency files a formal action to oppose the transaction, the Parties shall confer in good faith to determine the appropriate strategy for resolving the enforcement agency opposition, including without limitation, and where appropriate, the renegotiation of their obligations under this Agreement with respect to that Development Election, with the objective of placing each Party, to the maximum extent possible, in the same economic position that each Party would have occupied if GSK had been permitted to exercise such Development Election. Notwithstanding the foregoing, nothing in this Section 14.6 shall require either party to divest any assets.

     14.7 PERFORMANCE WARRANTY. Each Party hereby acknowledges and agrees that it shall be responsible for, and irrevocably, absolutely and unconditionally guarantees, the full and timely performance as and when due under, and observance of all the covenants, terms, conditions and agreements set forth in this Agreement by its Affiliate(s) and Sublicensees.

     14.8 FORCE MAJEURE. No Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In the event of force majeure EXEL or GSK, as the case may be, shall immediately notify the other Parties of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as such Party is so disabled, up to a maximum of ninety (90) days, after which time the Party not affected by the force majeure, may terminate this Agreement. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

     14.9 NOTICES. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

     If  to  EXEL,

                    addressed  to:      Exelixis,  Inc.
                                        170  Harbor  Way
                                        PO  Box  511
                                        South  San  Francisco,  CA  94083
                                        Attention:  Chief  Executive  Officer
                                        Telephone: [  *  ]
                                        Telecopy:  [  *  ]

                    with  a  copy  to:  Cooley  Godward  llp
                                        Five  Palo  Alto  Square
                                        3000  El  Camino  Real
                                        Palo  Alto,  CA  94306
                                        Attention:  Barbara  Kosacz,  Esq.
                                        Telephone: [  *  ]
                                        Telecopy:  [  *  ]
     If  to  GSK,
                    addressed  to:      SmithKline  Beecham  Corporation,
                                        doing  business  as  GlaxoSmithKline
                                        2301  Renaissance  Blvd.  (Bldg.  #510)
                                        King  of  Prussia,  PA  19406
                                        Attention:  Vice President, Alliance and
                                        Joint  Venture  Management
                                        Telephone: [  *  ]
                                        Telecopy:  [  *  ]

                    with  a  copy  to:  GlaxoSmithKline
                                        Corporate  Legal  Department
                                        One  Franklin  Plaza
                                        200  N.  16th  Street  /  FP  2360
                                        Philadelphia,  PA  19103
                                        Attention:  Senior  Vice  President  and
                                        Associate
                                        General  Counsel-R&D  Legal  Operations
                                        Telephone: [  *  ]
                                        Telecopy:  [  *  ]

or to such other address for such Party as it shall have specified by like notice to the other Parties, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the U.S. Postal Service.

     14.10 EXPORT CLAUSE. Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of certain commodities and technical data of United States origin. Each Party agrees that it will not export or re-export any restricted commodities or any restricted technical data of the other Party in any form without any necessary United States and foreign government licenses.

     14.11 WAIVER. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

     14.12 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

     14.13 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits hereto, together with the Stock Purchase Agreement and the Loan
Agreement, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

     14.14 INDEPENDENT CONTRACTORS. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

     14.15 HEADINGS. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

     14.16 USE OF NAME. Except as otherwise provided herein, no Party shall have any right, express or implied, to use in any manner the name or other designation of the other Parties or any other trade name, trademark or logos of the other Parties for any purpose in connection with the performance of this Agreement.

     14.17 BOOKS AND RECORDS. Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees shall be maintained in accordance with U.S. generally accepted accounting principles, consistently applied, except that the same need not be audited.

     14.18 FURTHER ACTIONS. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     14.19 PARTIES IN INTEREST. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

     14.20 CONSTRUCTION OF AGREEMENT. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

     14.21 SUPREMACY. In the event of any express conflict or inconsistency between this Agreement and the DOP or any Development Candidate Plan, the terms of this Agreement shall control.

     14.22 COUNTERPARTS. This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures shall be treated as original signatures.

                              *  -  *  -  *  -  *

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

EXELIXIS,  INC.                          SMITHKLINE  BEECHAM  CORPORATION

By: /s/  George  Scangos                 By: /s/  T.  Yamada
    --------------------                     ----------------
Name: George  Scangos                    Name: Tachi  Yamada
      ------------------                       --------------
Title: President  &  CEO                 Title: Director
       -----------------                        --------
Date: 10/28/2002                         Date: 10/28/2002
      ----------                               ----------




[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

------


                                  SCHEDULE 1.62
                                  EXEL PATENTS

                                      [ * ]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  SCHEUDLE 1.65
                         EXISTING BIOTHERAPEUTIC TARGET
                                      [ * ]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  SCHEDULE 1.66
                               EXISTING COMPOUNDS
                                      [ * ]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  SCHEDULE 1.67
                                EXISTING TARGETS
#     TARGET

 [  *  ]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  SCHEDULE 1.68

                       EXISTING THIRD PARTY COLLABORATIONS



                                      [ * ]



  [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
   COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
                                    AMENDED.

                                SCHEDULE 3.2.3(f)

                        MINIMUM INFORMATION REQUIREMENTS
                           FOR EXEL'S PERIODIC REPORTS

                                      [ * ]




 [ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
  COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS
                                    AMENDED.

                                  SCHEDULE 4.2

                                 CRITERIA TO BE
                           INCLUDED IN PRODUCT REPORTS

                                      [ * ]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                 SCHEDULE 5.1.1

                               SAMPLE GSK INTERNAL
                             DEVELOPMENT ACTIVITIES

                                      [ * ]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                 SCHEDULE 6.3.4

                           EXAMPLES OF APPLICATION OF
                         MILESTONE AND ROYALTY PAYMENTS

                                      [ * ]



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.